    As filed with the Securities and Exchange Commission on August 3, 1998

                                   Registration No. 333-53735 and 333-53735-01
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          AMENDMENT NO. 2 TO FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       COPELCO CAPITAL FUNDING CORP. XI
                       COPELCO CAPITAL FUNDING LLC 98-1
                     COPELCO CAPITAL FUNDING TRUST 1998-A
            (Exact name of registrant as specified in its charter)

                              -------------------
   Delaware                        6799                          pending
(State or other              (Primary Standard              (I.R.S. Employer
jurisdiction of          Industrial Classification           Identification No.)
incorporation or               Code Number)
  organization)

                       Copelco Capital Funding Corp. XI
                                East Gate Drive
                      Mount Laurel, New Jersey 08054-5404
                                (609) 231-9600
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

      Spencer N. Lempert, Esq.
  Copelco Capital Funding Corp. XI         Copelco Capital Funding Trust 1998-A
  Copelco Capital Funding LLC 98-1            c/o Wilmington Trust Company
         East Gate Drive                        1100 North Market Street
 Mount Laurel, New Jersey 08054-5404               Rodney Square North
         (609) 231-9600                            Wilmington, DE 19890

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Peter Humphreys, Esq.
                               Dewey Ballantine
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-6730

                  Approximate Date of Commencement of Proposed Sale to the
Public: As soon as practicable after the effective date of this registration statement.

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.    |_|

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
                                                                                             Proposed maximum       Amount of
          Title of each class of               Amount to be     Proposed maximum offering   aggregate offering     registration
        securities to be registered             registered          price per unit(1)            price(1)             fee(2)
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class A-1 Lease-Backed Notes.............       $196,000,000               100%                $196,000,000        $57,820.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class A-2 Lease-Backed Notes.............       $ 91,000,000               100%                $ 91,000,000        $26,845.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class A-3 Lease-Backed Notes.............       $151,000,000               100%                $151,000,000        $44,545.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class A-4 Lease-Backed Notes.............       $164,000,000               100%                $164,000,000        $48,380.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class B Lease-Backed Notes...............       $ 18,000,000               100%                $ 18,000,000        $ 5,310.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class C Lease-Backed Notes...............       $ 14,000,000               100%                $ 14,000,000        $ 4,130.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------
Class D Lease-Backed Notes...............       $ 21,000,000               100%                $ 21,000,000        $ 6,195.00
-------------------------------------------- ------------------ --------------------------- ------------------- -------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

-------------------------------------------------------------------------------

                       COPELCO CAPITAL FUNDING CORP. XI

                             CROSS REFERENCE SHEET

           (Pursuant To Rule 404(A) And Item 501 Of Regulation S-K)

Item
 No.        Name and Caption in Form S-1                                    Caption in Prospectus
 ---        ----------------------------                                    ---------------------

 1.         Forepart of the Registration Statement;     Forepart of the Registration Statement; Front Cover Page of
            Front Cover Page of Prospectus              Prospectus; Cross Reference Sheet

 2.         Inside Front and Outside Back Cover Pages   Inside Front Cover and Outside Back Cover Pages of
            of the Prospectus                           Prospectus; Terms of the Notes; Available Information; Table
                                                        of Contents

 3.         Summary Information; Risk Factors and       Prospectus Summary; Risk Factors; Certain Legal Aspects;
            Ratio of Earnings to Fixed Charges          Prepayment and Yield Considerations

 4.         Use of Proceeds                             Use of Proceeds

 5.         Determination of Offering Price             *

 6.         Dilution                                    *

 7.         Selling Security Holders                    *

 8.         Plan of Distribution                        Underwriting

 9.         Description of Securities to be Registered  Prospectus Summary; Description of the Notes;

10.         Interest of Named Experts and Counsel       *

11.         Material Changes                            *

12.         Disclosure of Commission Position on        *
            Indemnification for Securities Act
            Liabilities

*  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION DATED JULY 31, 1998


PRELIMINARY PROSPECTUS

------------------------------------------------------------------------------

                                 $648,386,327

                 Copelco Capital Funding Trust 1998-A, Issuer
                        Copelco Capital, Inc., Servicer

         $194,515,898 _____% Class A-1 Lease-Backed Notes, Series 1998-A $ 90,432,830 _____% Class A-2 Lease-Backed Notes, Series 1998-A $150,152,623 _____% Class A-3 Lease-Backed Notes, Series 1998-A $162,096,582 _____% Class A-4 Lease-Backed Notes, Series 1998-A $ 17,062,798 _____% Class B Lease-Backed Notes, Series 1998-A
         $ 13,650,238 _____% Class C Lease-Backed Notes, Series 1998-A
         $ 20,475,358 _____% Class D Lease-Backed Notes, Series 1998-A

         The Copelco Lease-Backed Notes, Series 1998-A will consist of the following classes (each, a "Class"): (i) the Class A-1 Notes (the "Class A-1 Notes"), the Class A-2 Notes (the "Class A-2 Notes"), the Class A-3 Notes (the "Class A-3 Notes") and the Class A-4 Notes (the "Class A-4 Notes", together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Class A Notes"), (ii) the Class B Notes (the "Class B Notes"), (iii) the Class C Notes (the "Class C Notes"), (iv) the Class D Notes (the "Class D Notes") and (v) the Class E Notes (the "Class E Notes", together with the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the "Notes"). Only the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (together, the "Offered Notes") will be offered hereby.

(cover continued overpage)

------------------------------------------------------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

     An investment in the Offered Notes involves certain risks. See "Risk Factors" commencing on page 18 for a discussion of certain factors that should be considered in connection with an investment in the securities offered hereby.

            THE OFFERED NOTES WILL NOT REPRESENT AN INTEREST IN OR
       AN OBLIGATION OF COPELCO FINANCIAL SERVICES GROUP, INC., COPELCO
                 CAPITAL, INC., COPELCO CAPITAL FUNDING CORP.
           XI OR ANY OF THEIR AFFILIATES, NOR WILL THE OFFERED NOTES
             BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

====================================================================================================================
                                            Initial Public           Underwriting(1)        Proceeds to Issuer(2)
                                            Offering Price
Per Class A-1 Lease-Backed Note                     %                      %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class A-2 Lease-Backed Note                     %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class A-3 Lease-Backed Note                     %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class A-4 Lease-Backed Note                     %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class B Lease-Backed Note                       %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class C Lease-Backed Note                       %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
Per Class D Lease-Backed Note                       %(3)                   %                         %

---------------------------------------------------------------------------------------------------------------------
    Total.............................      $                        $                      $
=====================================================================================================================


(1) Copelco Capital has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2)  Before deducting expenses estimated to be $768,225.
(3)  Plus accrued interest from July 15, 1998.


         The Offered Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, S.A. or the Euroclear System on or about August 11, 1998.


                       Underwriters of the Class A Notes

First Union Capital Markets

                             Lehman Brothers

                                            Prudential Securities Incorporated

       Underwriter of the Class B Notes, Class C Notes and Class D Notes

                          First Union Capital Markets

               The date of this Prospectus is August ___, 1998.

(continuation of cover)

                  The Issuer will also issue one or more classes of residual notes (the "Residual Notes") and one or more classes of certificates, all of which certificates will be initially retained by Copelco Capital Funding LLC 98-1, a Delaware limited liability company, as sponsor ("Copelco Funding LLC" or the "Sponsor"), Copelco Capital Funding Corp. XI, a limited-purpose Delaware corporation ("Copelco Capital XI") and Copelco Capital, Inc. a Delaware corporation ("Copelco Capital"), (the "Certificates", together with the Notes and the Residual Notes, the "Securities"). Neither the Residual Notes nor the Certificates are offered hereby.

                  The Notes will represent debt obligations of Copelco Capital Funding Trust 1998-A, a Delaware business trust (the "Issuer"), formed pursuant to a trust agreement, dated as of July 31, 1998 (the "Trust Agreement"), by and among the Sponsor and Wilmington Trust Company, a Delaware banking corporation (in its capacity as owner trustee of the Issuer, the "Owner Trustee"). The assets of the Issuer securing the Notes will include a pool of healthcare, manufacturing and business equipment leases, and all of its interest in the equipment underlying the leases. The leases and the related interests in the equipment were originated or acquired by Copelco Capital, as described herein, sold or contributed by Copelco Capital to the Sponsor and, in turn, contributed by the Sponsor to the Issuer pursuant to a sale and servicing agreement, dated as of August 11, 1998 (the "Sale and Servicing Agreement"), by and among the Issuer, Copelco Capital, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), the Sponsor and Manufacturers and Traders Trust Company, a New York banking corporation, as indenture trustee (the "Indenture Trustee") and pledged by the Issuer to the Indenture Trustee pursuant to an indenture, dated as of August 1, 1998 (the "Indenture"), by and among the Issuer and the Indenture Trustee.

                  Payments of principal and interest to the holders of the Class A Notes (the "Class A Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Certificates, funds on deposit in the reserve account and amounts on deposit in certain other accounts. The holders of the Class B Notes (the "Class B Noteholders") will have the benefit of limited credit support in the form of the subordination of the Class C Notes, the Class D Notes, the Class E Notes, and the Certificates, funds on deposit in the Reserve Account (as defined herein) and amounts on deposit in certain other accounts. The holders of the Class C Notes (the "Class C Noteholders") will have the benefit of limited credit support in the form of the subordination of the Class D Notes, the Class E Notes and the Certificates, funds on deposit in the Reserve Account and amounts on deposit in certain other accounts. The holders of the Class D Notes (the "Class D Noteholders") will have the benefit of limited credit support in the form of the subordination of the Class E Notes and the Certificates, funds on deposit in the Reserve Account and amounts on deposit in certain other accounts. The Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders are sometimes referred to herein as the "Offered Noteholders". The Class E Notes and the Residual Notes are being offered in a private placement and therefore are not being offered hereby. The holders of the Class E Notes are sometimes referred to herein as the "Class E Noteholders" (together with the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, the "Noteholders"), the holders of the Residual Notes are sometimes referred to herein as the "Residual Noteholders" and the holders of the Certificates are sometimes referred to herein as the "Certificateholders". Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.

                  Interest on the Offered Notes will be payable monthly in arrears on the fifteenth day of the month (or the first business day thereafter) beginning on August 17, 1998 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or with respect to the initial Payment Date and the Class A-1 Notes, the Issuance Date, and with respect to the Initial Payment Date and all Offered Notes other than the Class A-1 Notes, July 15, 1998) to the day prior to such current Payment Date. Principal payments with respect to the Offered Notes will be payable on each Payment Date beginning on August 17, 1998. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in August 1999 (the "Class A-1 Stated Maturity Date"), the stated maturity date with respect to the Class A-2 Notes is the Payment Date in August 2000 (the "Class A-2 Stated Maturity Date"), the stated maturity date with respect to the Class A-3 Notes is the Payment Date in August 2001 (the "Class A-3 Stated Maturity Date"), the stated maturity date with respect to the Class A-4 Notes is the Payment Date in July 2003 (the "Class A-4 Stated Maturity Date"), the stated maturity date with respect to the Class B Notes is the Payment Date in February 2004 (the "Class B Stated Maturity Date"), the stated maturity date with respect to the Class C Notes is the Payment Date in March 2004 (the "Class C Stated Maturity Date") and the stated maturity date with respect to the Class D Notes is the Payment Date in April 2004 (the "Class D Stated Maturity Date", together with the Class A-1 Stated Maturity Date, the Class A-2 Stated Maturity Date, the Class A-3 Stated Maturity Date, the Class A-4 Stated Maturity Date, the Class B Stated Maturity Date and the Class C Stated Maturity Date, the "Stated Maturity Dates"). However, if all payments on the Leases are made as scheduled, final payment with respect to the Offered Notes would occur prior to stated maturity and it is expected that the Offered Notes will mature prior to stated maturity. See "Prospectus Summary -- Expected Maturity; Stated Maturity." In addition, should an Event of Default, an Early Lease Termination or a Casualty (each, as described herein) occur, repayment of principal on the Offered Notes may be earlier than would otherwise be the case.

                  The Issuer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Offered Notes and thereby cause early repayment of the Offered Notes as of any Payment Date on which the Discounted Present Value of the Performing Leases is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date (after giving effect to the payment of principal on such Payment Date). The Issuer will give notice of such redemption to each Offered Noteholder and the Indenture Trustee at least 30 days before the

Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Indenture Trustee shall pay the remaining unpaid principal amount on the Offered Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes -- Redemption."

                  The Offered Notes offered hereby are being offered pursuant to this Prospectus. Sales of the Offered Notes may not be consummated unless the purchaser has received this Prospectus.

                  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED NOTES OFFERED HEREBY, INCLUDING PURCHASES OF OFFERED NOTES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" HEREIN.


                             AVAILABLE INFORMATION

                  The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov pursuant to
Item 502(a) under Regulation S-K as recently amended in SEC Release No. 33-7289 (May 9, 1996). The Issuer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.


                            REPORTS TO NOTEHOLDERS

                  During such time as the Offered Notes remain in book-entry form, any quarterly and annual reports containing information concerning the Issuer and the Offered Notes and required to be filed with the Commission will be sent to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Offered Notes pursuant to the Indenture. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to the Offered Noteholders in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book Entry Registration Notes." However, such reports will not be sent directly to each beneficial owner while the Notes are in book-entry form. Upon the issuance of fully registered, certificated Notes, such reports will be sent directly to each Noteholder.

                              PROSPECTUS SUMMARY

                  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. A listing of pages on which some of such terms are defined can be found in the "Index of Terms" herein.

Issuer........................      Copelco Capital Funding Trust 1998-A (the
                                    "Issuer"), a Delaware business trust. The
                                    Issuer has been formed pursuant to a trust agreement, dated as of July 31, 1998 (the
                                    "Trust Agreement"), by and among Copelco
                                    Capital Funding LLC 98-1, a Delaware
                                    limited liability company, as sponsor
                                    ("Copelco Funding LLC" or the "Sponsor") and Wilmington Trust Company, a Delaware banking corporation (in its capacity as owner trustee of the Issuer, the "Owner
                                    Trustee"). The Issuer will have no
                                    significant assets other than the Trust
                                    Fund (as described below). The Issuer's
                                    offices are located at Rodney Square
                                    North, 1100 North Market Street,
                                    Wilmington, Delaware 19890-0001.

Securities Offered............      $194,515,898 aggregate principal amount of
                                    ____% Class A-1 Lease-Backed Notes, Series
                                    1998-A, (the "Class A-1 Notes"),
                                    $90,432,830 aggregate principal amount of
                                    _____% Class A-2 Lease-Backed Notes,
                                    Series 1998-A (the "Class A-2 Notes"),
                                    $150,152,623 aggregate principal amount of
                                    ___% Class A-3 Lease-Backed Notes, Series
                                    1998-A (the "Class A-3 Notes"), and
                                    $162,096,582 aggregate principal amount of
                                    ___% Class A-4 Lease-Backed Notes, Series
                                    1998-A (the "Class A-4 Notes", together
                                    with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Class A Notes"),
                                    $17,062,798 aggregate principal amount of
                                    ___% Class B Leased-Backed Notes, Series
                                    1998-A (the "Class B Notes"), $13,650,238
                                    aggregate principal amount of ___% Class C
                                    Leased-Backed Notes, Series 1998-A (the
                                    "Class C Notes") and $20,475,358 aggregate principal amount of ___% Class D
                                    Lease-Backed Notes, Series 1998-A (the
                                    "Class D Notes", together with the Class A
                                    Notes, the Class B Notes and the Class C
                                    Notes, the "Offered Notes"). The Class A-1
                                    Notes will be an "eligible security"
                                    within the meaning of Rule 2a-7
                                    promulgated under the Investment Company
                                    Act of 1940, as amended. In addition, the Issuer will issue, through a private placement, (i) $20,475,358 aggregate principal amount of ___% Class E Notes
                                    (the "Class E Notes", together with the
                                    Offered Notes, the "Notes") (ii) one or
                                    more classes of Residual Notes and (iii) one or more classes of Certificates (all of which Certificates will be initially held by the Sponsor, Copelco Capital and Copelco Capital XI).

                                    The combined aggregate principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The aggregate principal amounts of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes set forth herein are based upon the Discounted Present Value of the Leases (as defined herein) as of the close of business on June 30, 1998 (the "Cut-Off Date") calculated at the Statistical Discount Rate (defined herein). The Initial Principal Amount of the Notes will be calculated using the actual Discount Rate.

Issuance Date.................      On or about August 11, 1998.

Denominations.................      The Offered Notes will be issued in
                                    minimum denominations of $1,000 and
                                    integral multiples of $1,000 in excess
                                    thereof, except that one Class A Note,
                                    Class B Note, Class C Notes and Class D
                                    Note may be issued in another
                                    denomination.

Interest Rate.................      ___% per annum on the Class A-1 Notes (the
                                    "Class A-1 Interest Rate") calculated on the basis of a year of 360 days and the actual number of days in such Interest
                                    Accrual Period, ___% per annum on the
                                    Class A-2 Notes (the "Class A-2 Interest
                                    Rate"), ___% per annum on the Class A-3
                                    Notes (the "Class A-3 Interest Rate"),
                                    ___% per annum on the Class A-4 Notes (the
                                    "Class A-4 Interest Rate"), ___% per annum on the Class B Notes (the "Class B
                                    Interest Rate") , ___% per annum on the
                                    Class C Notes (the "Class C Interest
                                    Rate"), ___% per annum on the Class D
                                    Notes (the "Class D Interest Rate") and
                                    ___% per annum on the Class E Notes (the
                                    "Class E Interest Rate"), calculated on
                                    the basis of a year of 360 days comprised of twelve 30-day months. With respect to any particular Class, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence.

Initial Principal Amount......      $194,515,898 for the Class A-1 Notes (the
                                    "Class A-1 Initial Principal Amount"),
                                    $90,432,830 for the Class A-2 Notes (the
                                    "Class A-2 Initial Principal Amount"),
                                    $150,152,623 for the Class A-3 Notes (the
                                    "Class A-3 Initial Principal Amount"),
                                    $162,096,582 for the Class A-4 Notes (the
                                    "Class A-4 Initial Principal Amount",
                                    together with the Class A-1 Initial
                                    Principal Amount, Class A-2 Initial
                                    Principal Amount, and the Class A-3
                                    Initial Principal Amount, the "Class A
                                    Initial Principal Amount"), $17,062,798
                                    for the Class B Notes (the "Class B
                                    Initial Principal Amount"), $13,650,238
                                    for the Class C Notes (the "Class C
                                    Initial Principal Amount"), $20,475,358
                                    for the Class D Notes (the "Class D
                                    Initial Principal Amount") and $20,475,358 for the Class E Notes (the "Class E
                                    Initial Principal Amount"). See
                                    "Description of the Notes."

Discounted Present Value of
    the Leases................      The Discounted Present Value of the Leases
                                    (the "Discounted Present Value of the
                                    Leases"), at any given time, shall equal the future remaining scheduled payments
                                    (not including delinquent amounts, Excess
                                    Copy Charges, Maintenance Charges and Fee
                                    Per Scan Charges (defined below)) from the
                                    Leases (including Non-Performing Leases), discounted at a rate equal to ___% (the
                                    "Discount Rate"), which rate is equal to the sum of (a) the weighted average
                                    Interest Rate of the Class A-1 Notes, the
                                    Class A-2 Notes, the Class A-3 Notes, the
                                    Class A-4 Notes, the Class B Notes, the
                                    Class C Notes, the Class D Notes and the
                                    Class E Notes each weighted by (i) the
                                    Class A-1 Initial Principal Amount, the
                                    Class A-2 Initial Principal Amount, the
                                    Class A-3 Initial Principal Amount, the
                                    Class A-4 Initial Principal Amount, the
                                    Class B Initial Principal Amount, the
                                    Class C Initial Principal Amount, the
                                    Class D Initial Principal Amount or the
                                    Class E Initial Principal Amount, as
                                    applicable, and (ii) the expected weighted average life (under a zero prepayment, and no loss scenario) of each Class of Notes, as applicable and (b) the Servicing Fee
                                    Rate of 0.75% per annum. The "Discounted
                                    Present Value of the Performing Leases"
                                    equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing
                                    Leases (not including delinquent amounts,
                                    Excess Copy Charges, Maintenance Charges or Fee Per Scan Charges), discounted at the Discount Rate. See "Description of the
                                    Notes--General." Each of the Indenture and the Sales and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated after giving effect to any payments received prior to such date of calculation to the extent such payments relate to scheduled payments due and payable by the

                                    Lessees with respect to the related Due
                                    Period (defined herein) and all prior Due
                                    Periods. "Statistical Discounted Present
                                    Value of the Leases" means an amount equal to the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges) from the Leases as of the Cut-Off Date, discounted at a rate equal to 6.75% (the "Statistical Discount Rate"). The Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $682,296,520.78 and will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Series Pool--The Equipment." The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $_____________.

                                    "Non-Performing Leases" are (a) Leases
                                    that have become more than 123 days
                                    delinquent or (b) Leases that have been
                                    accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. See "The Series Pool--The Leases." The Seller will represent in the Sales and Servicing Agreement that at the time of transfer of any Lease to the Issuer, such Lease was not a Non-Performing Lease.

Expected Maturity; Stated
    Maturity..................      The expected maturity dates with respect
                                    to the Class A-1 Notes, Class A-2 Notes,
                                    Class A-3 Notes, Class A-4 Notes are the
                                    Payment Dates on July 1999, February 2000,
                                    February 2001 and January 2003,
                                    respectively. The expected maturity date with respect to the Class B Notes, Class C
                                    Notes and Class D Notes are the Payment
                                    Dates on February 2003, March 2003 and
                                    April 2003, respectively. The stated
                                    maturity date with respect to the Class
                                    A-1 Notes is the Payment Date in August
                                    1999 (the "Class A-1 Stated Maturity
                                    Date"), the stated maturity date with
                                    respect to the Class A-2 Notes is the
                                    Payment Date in August 2000 (the "Class
                                    A-2 Stated Maturity Date"), the stated
                                    maturity date with respect to the Class
                                    A-3 Notes is the Payment Date in August
                                    2001 (the "Class A-3 Stated Maturity
                                    Date"), the stated maturity date with
                                    respect to Class the A-4 Notes is the
                                    Payment Date in July 2003 (the "Class A-4
                                    Stated Maturity Date"), the stated
                                    maturity date with respect to the Class B
                                    Notes is the Payment Date in February 2004
                                    (the "Class B Stated Maturity Date"), the stated maturity date with respect to the Class C Notes is the Payment Date in March
                                    2004 (the "Class C Stated Maturity Date") and the stated maturity date with respect to the Class D Notes is the Payment Date in April 2004 (the "Class D Stated
                                    Maturity Date", together with the Class
                                    A-1 Stated Maturity Date, the Class A-2
                                    Stated Maturity Date, the Class A-3 Stated
                                    Maturity Date, the Class A-4 Stated
                                    Maturity Date, the Class B Stated Maturity
                                    Date and the Class C Stated Maturity Date, the "Stated Maturity Dates"). However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

The Notes.....................      The Notes will represent obligations
                                    solely of the Issuer and are secured by
                                    the Trust Fund.

Seller and Servicer...........      Copelco Capital, Inc., a Delaware
                                    corporation ("Copelco Capital", in its
                                    capacity as seller, the "Seller", and in its capacity as servicer, the "Servicer").
                                    Copelco Capital will enter into a sales
                                    and servicing agreement (the "Sales and
                                    Servicing Agreement") with the Issuer and the Sponsor to service the Leases included in the Series Pool (as defined herein) and make Servicer Advances (as defined herein). Pursuant to the Sale and Servicing Agreement, Copelco Capital will sell to the Sponsor all of its right, title and interest in the Leases. In addition, Copelco Capital will concurrently transfer to the Sponsor all of its right, title and interest in the related Equipment (which is either an ownership interest or security interest) which shall constitute a contribution of capital.
                                    Contemporaneously with the sale, transfer and conveyance by Copelco Capital to the Sponsor of the Leases and related
                                    Equipment, the Sponsor will transfer its right, interest and title of the Leases and related Equipment to the Issuer pursuant to the Sale and Servicing
                                    Agreement and the Issuer will thereby
                                    pledge the Leases and related Equipment to the Indenture Trustee pursuant to the Indenture.

 Trust Fund....................     The "Trust Fund" will consist of a pool
                                    (the "Series Pool") of healthcare,
                                    manufacturing and business equipment lease contracts (the "Lease Contracts"), including payments due thereunder (the
                                    "Lease Receivables" together with the
                                    Lease Contracts, the "Leases") and
                                    interest in the related leased equipment
                                    (the "Equipment") transferred by the
                                    Sponsor to the Issuer. In addition, the
                                    Trust Fund will include the funds on
                                    deposit in the Reserve Account.

 Indenture Trustee.............     Manufacturers and Traders Trust Company
                                    (the "Indenture Trustee"). The Indenture
                                    Trustee's offices are located at One M&T
                                    Plaza, 7th Floor, Buffalo, New York 14203.


Determination Date............      The fifth day prior to each Payment Date
                                    (or the preceding business day, if such
                                    day is not a business day). On such date
                                    (each, a "Determination Date"), the
                                    Servicer will determine the amount of
                                    payments received on the Leases in respect of the immediately preceding calendar month (each such period, a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."


Payment Date..................      Payments on the Notes will be made on the
                                    fifteenth day of each month (or if such
                                    day is not a business day, the next
                                    succeeding business day), commencing on
                                    August 17, 1998 (each, a "Payment Date"), to holders of record on the last day of the immediately preceding calendar month
                                    (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."


Interest Payments.............      On each Payment Date, the interest due
                                    (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the
                                    Class D Notes and the Class E Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment Date (or in the case of the first Payment Date, with respect to the Class A-1 Notes, since the Issuance Date, and with respect to all other Notes, since
                                    July 15, 1998) (the "Interest Accrual
                                    Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal
                                    Amounts") of the Class A-1 Notes, the
                                    Class A-2 Notes, the Class A-3 Notes, the
                                    Class A-4 Notes, the Class B Notes, the
                                    Class C Notes, the Class D Notes, and the
                                    Class E Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2
                                    Noteholders, the Class A-3 Noteholders,
                                    the Class A-4 Noteholders, the Class B
                                    Noteholders, the Class C Noteholders, the
                                    Class D Noteholders and the Class E
                                    Noteholders, respectively, on the
                                    preceding Payment Date. See "Description of the Notes--General" and "Distributions on Notes."

Principal Payments............      For each Payment Date, each of the Class A
                                    Noteholders, the Class B Noteholders, the
                                    Class C Noteholders, the Class D
                                    Noteholders and the Class E Noteholders
                                    will be entitled to receive payments of
                                    principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "Application of Payments" and "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class
                                    A-1 Noteholders only, until the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    Class A Principal Payment, then (ii) to
                                    the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class
                                    A-2 Notes has been reduced to zero, the
                                    Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class
                                    A-3 Notes has been reduced to zero, the
                                    Class A Principal Payment, and (iv) to the
                                    Class A-4 Noteholders, until the
                                    Outstanding Principal Amount on the Class
                                    A-4 Notes has been reduced to zero, the
                                    Class A Principal Payment, (b) to the
                                    Class B Noteholders, the Class B Principal
                                    Payment, (c) to the Class C Noteholders, the Class C Principal Payment, (d) to the
                                    Class D Noteholders, the Class D Principal
                                    Payment, (e) to the Class E Noteholders, the Class E Principal Payment and (f) to the extent that the Class B Floor exceeds the Class B Target Investor Principal
                                    Amount, the Class C Floor exceeds the
                                    Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D
                                    Target Investor Principal Amount and/or
                                    the Class E Floor exceeds the Class E
                                    Target Investor Principal Amount,
                                    Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class
                                    A-1 Notes, Class A-2 Notes, Class A-3
                                    Notes, Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.


                                    The "Class A Principal Payment" shall
                                    equal (a) while the Class A-1 Notes are
                                    outstanding, (i) on all Payment Dates
                                    prior to the August 1999 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, and (ii) on and after the August 1999 Payment Date, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount (as defined below).

                                    The "Class B Principal Payment" shall
                                    equal (a) while the Class A-1 Notes are
                                    outstanding, zero and (b) after the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    amount necessary to reduce the Outstanding
                                    Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

                                    The "Class C Principal Payment" shall
                                    equal (a) while the Class A-1 Notes are
                                    outstanding, zero and (b) after the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    amount necessary to reduce the Outstanding
                                    Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

                                    The "Class D Principal Payment" shall
                                    equal (a) while the Class A-1 Notes are
                                    outstanding, zero and (b) after the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    amount necessary to reduce the Outstanding
                                    Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.

                                    The "Class E Principal Payment" shall
                                    equal (a) while the Class A-1 Notes are
                                    outstanding, zero and (b) after the
                                    Outstanding Principal Amount on the Class
                                    A-1 Notes has been reduced to zero, the
                                    amount necessary to reduce the

                                    Outstanding Principal Amount of the Class
                                    E Notes to the greater of the Class E
                                    Target Investor Principal Amount and the
                                    Class E Floor.

                                    The "Class A Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

                                    The "Class B Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

                                    The "Class C Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

                                    The "Class D Target Investor Principal
                                    Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

                                    The "Class E Target Investor Principal
                                    Amount" (the Class A Target Investor
                                    Principal Amount, the Class B Target
                                    Investor Principal Amount, the Class C
                                    Target Investor Principal Amount, the
                                    Class D Target Investor Principal Amount and the Class E Target Investor Principal Amount, collectively, the "Class Target Investor Principal Amounts") with respect to each Payment Date is an amount equal to the product of (a) the Class E Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

                                    The "Class A Percentage" will be equal
                                    approximately to 82.5175%. The "Class B
                                    Percentage" will be equal approximately to 3.4965%. The "Class C Percentage" will be equal approximately to 2.7972%. The "Class D Percentage" will be equal approximately to 4.1958%. The "Class E Percentage" will be equal approximately to 4.1958%.

                                    The "Class B Floor" with respect to each Payment Date means (a) 2.7% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus
                                    (d) the amount on deposit in the Reserve
                                    Account after giving effect to withdrawals to be made on such Payment Date.

                                    The "Class C Floor" with respect to each Payment Date means (a) 2.2% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class D Notes, the Outstanding Principal Amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class B Notes is less than or equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes utilized in the calculation of the Class B Floor for such Payment Date.

                                    The "Class D Floor" with respect to each Payment Date means (a) 1.8% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class E Notes, and the Overcollateral-ization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.

                                    The "Class E Floor" (the Class B Floor,
                                    the Class C Floor, the Class D Floor and the Class E Floor, collectively, the "Class Floors") with respect to each Payment Date means (a) 1.2% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class D Notes is less than or equal to the Class D Floor on such Payment Date, the Class E Floor will equal the Outstanding Principal Amount of the Class E Notes utilized in the calculation of the Class D Floor for such Payment Date.

                                    "Additional Principal" with respect to
                                    each Payment Date equals (a) zero if each of the Class Target Investor Principal Amounts for Classes B, C, D and E exceed their respective Class Floors on such Payment Date and (b) in each other case the excess, if any, of (i)(A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, minus (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, over
                                    (ii) the sum of the Class A Principal
                                    Payment, the Class B Principal Payment,
                                    the Class C Principal Payment, the Class D
                                    Principal Payment and the Class E
                                    Principal Payment to be paid on such
                                    Payment Date.

                                    The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the related Determination Date over (b) the sum of the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

                                    The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of
                                    (i) the Outstanding Principal Amount of
                                    the Notes as of the immediately preceding
                                    Payment Date after giving effect to all
                                    principal payments made on that day, plus
                                    (ii) the

                                    Overcollateralization Balance as of the
                                    immediately preceding Payment Date, minus
                                    (iii) the lesser of (A) the Discounted
                                    Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the related Determination Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date, over (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.

The Series Pool...............      The Series Pool will consist of the Leases
                                    as of the Cut-Off Date, plus any
                                    Substitute Leases (as defined herein) and any Additional Leases (as defined herein) excluding any Leases which have been replaced by one or more Additional Leases or Substitute Leases and, the interest of the Issuer in the related Equipment. See
                                    "The Series Pool" and "Certain Legal
                                    Matters Affecting a Lessee's Rights and
                                    Obligations."

                                    Copelco Capital will represent and warrant that, as of the Cut-Off Date, all Leases were current or less than 63 days delinquent and that, as of the initial Determination Date, the Lessees have made at least one lease payment.

Equipment.....................      The Equipment is comprised primarily of
                                    office products such as copiers and
                                    facsimile machines, computer systems for healthcare professionals, medical diagnostic and examination equipment for radiology, nuclear medicine, ultrasound and laboratory analysis, industrial and business equipment such as machine tools, graphic arts equipment, electronics testing equipment, and computers for businesses. As of the Cut-Off Date, the Series Pool had approximately 64 equipment categories.

Lessees.......................      Primarily hospitals, non-hospital medical
                                    facilities, physicians, businesses and
                                    individual business owners (each, a
                                    "Lessee," and collectively, the
                                    "Lessees"). As of the Cut-Off Date, the
                                    Series Pool included 48,869 separate
                                    Leases. As of the Cut-Off Date, Leases
                                    relating to Lessees in any one state did not account for more than 17.7% of the Statistical Discounted Present Value of the Leases. See "The Series Pool--The
                                    Leases."

Certain Lease Terms...........      The Leases are triple-net leases,
                                    requiring the Lessee to pay all taxes,
                                    maintenance and insurance associated with the Equipment. The Leases are non-cancelable by the Lessees. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason
                                    Each Lessee entered into its Lease for
                                    specified Equipment designated in
                                    schedules incorporated into the Lease. The schedules, among other things, establish the payments and the term of the Lease with respect to such Equipment. The Leases have remaining terms to maturity, calculated as of the Cut-Off Date, of between approximately 2 and 82 months and a weighted average remaining term to maturity of 43.2 months. See "The Series
                                    Pool--The Leases." The Leases had original terms to maturity of between approximately
                                    9 and 88 months and a weighted average
                                    original term to maturity of 51.0 months.

Additions, Substitutions and
    Adjustments...............      Although the Leases will be non-cancelable
                                    by the Lessees, Copelco Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the lease terms in certain circumstances more fully specified in the Sales and Servicing Agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

                                    In the event of an Early Lease Termination which has been prepaid in full or in part, the Issuer will have the option to reinvest the proceeds of such Early Termination Lease in one or more Leases having similar characteristics to such terminated Lease (each, an "Additional Lease").

                                    In addition, Copelco Capital will have the option to substitute one or more leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty (each a "Warranty Lease") and
                                    (c) Leases following a modification or
                                    adjustment to the terms of such Lease
                                    (each, an "Adjusted Lease"). The aggregate
                                    Discounted Present Value of the
                                    Non-Performing Leases for which Copelco
                                    Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date. The aggregate Discounted Present Value of Adjusted Leases and Warranty Leases for which Copelco Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.

                                    The terms of a Lease may be modified or
                                    adjusted for administrative reasons or at the request of the lessee, vendor or lessor due to a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a Lease is entered into Copelco Capital's servicing system. Such modifications may result in adjustments to the lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a Lease.

                                    Additional Leases and Substitute Leases
                                    will be originated using the same credit criteria as the initial Leases. To the extent material, information with respect to such Additional or Substitute Leases will be included in periodic reports filed with the Commission as are required under the Exchange Act.

                                    In no event will the aggregate scheduled payments of the Leases, after the inclusion of the Substitute Leases and Additional Leases be materially less than the aggregate scheduled payments of the Leases prior to such substitution or reinvestment. Additionally, either the final payment on such Substitute Lease or Additional Lease will be on or prior to May 2005.

                                    In the event that an Early Lease
                                    Termination is allowed by Copelco Capital and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Series Pool--The Leases."

Payments on Leases............      All payments on Leases will be made by the
                                    Lessees to the address specified by the
                                    Servicer. The Servicer will deposit the
                                    proceeds of such payments to the
                                    Collection Account (as defined herein)
                                    within two Business Days of the receipt
                                    thereof. See "Description of the
                                    Notes--Collection Account."

Advances by Servicer..........      Prior to any Payment Date, the Servicer
                                    may, but will not be required to, advance
                                    (each, a "Servicer Advance") to the
                                    Indenture Trustee, an amount sufficient to cover delinquencies on Leases in the Trust
                                    Fund with respect to the prior Due Period.
                                    The Servicer will be reimbursed for
                                    Servicer Advances not recovered from late payments from Available Funds on the Payment Date following the date on which the Servicer determined such Lease to be a Non-Performing Lease. See "Description of the Notes--Advances by Servicer."

Servicing Fee.................      A Servicing Fee (the "Servicing Fee"),
                                    will be paid monthly to the Servicer on
                                    each Payment Date with respect to the
                                    Notes from amounts in the Collection
                                    Account and will be calculated by
                                    multiplying one-twelfth of 0.75% times the Discounted Present Value of the Performing
                                    Leases, as of the prior Payment Date. The
                                    Servicing Fee will be paid to the Servicer for servicing the Series Pool and to pay certain administrative expenses in connection with the Notes, including
                                    Indenture Trustee fees, Owner Trustee fees and expenses. See "Copelco Capital's
                                    Underwriting and Servicing Practices."

Use of Proceeds...............      The net proceeds from the sale of the
                                    Offered Notes will be distributed to the holders of Certificates and primarily used to purchase the Leases from Copelco
                                    Capital. In addition, the net proceeds
                                    from the private placement of the Class E
                                    Notes and the Residual Notes will be used for the same purpose. Copelco Capital will use such amounts to repay bank indebtedness and for general corporate purposes.

The Indenture.................      The Notes and the Residual Notes are to be
                                    issued pursuant to, and are to be in such form, bear interest and be payable on such terms as are prescribed in an indenture
                                    (the "Indenture") to be executed between the Issuer and the Indenture Trustee.

Available Funds...............      On each Payment Date, the Indenture
                                    Trustee will use such funds to make
                                    required payments of principal and
                                    interest to Noteholders.

                                    Funds received on or prior to the related
                                    Determination Date ("Available Funds")
                                    will be available for distribution by the Indenture Trustee on a Payment Date and will include:

                                      a) Lease Payments due during the prior
                                    Due Period (net of any Excess Copy
                                    Charges, Maintenance Charges and Fee Per
                                    Scan Charges);

                                      b) recoveries from Non-Performing Leases
                                    to the extent Copelco Capital has not
                                    substituted Substitute Leases for such
                                    Non-Performing Leases (except to the
                                    extent required to reimburse unreimbursed
                                    Servicer Advances);

                                      c) late charges received on delinquent
                                    Lease payments not advanced by the
                                    Servicer;

                                      d) proceeds from repurchases by Copelco
                                    Capital of Leases as a result of breaches of representations and warranties to the extent Copelco Capital has not substituted Substitute Leases for such Leases other than Residual Warranty Payments (as defined herein).

                                      e) proceeds from investment of funds in
                                    the Collection Account and the Reserve
                                    Account, if any;

                                      f) Casualty Payments other than Residual
                                    Casualty Payments (as defined herein);

                                      g) Servicer Advances;

                                      h) Termination Payments other than
                                    Residual Prepayments (as defined herein) to the extent the Issuer does not reinvest such Termination Payments in Additional Leases;

                                      i) to the extent there occurs an
                                    Available Funds Shortfall, funds, if any, on deposit in the Reserve Account.

                                    Available Funds will not include Residual
                                    Realizations. "Residual Realizations"
                                    means (a) cash flows realized from the
                                    sale or release of the Equipment following the expiration dates of the Leases, other than Equipment subject to Non-Performing Leases, (b) Residual Warranty Payments,
                                    (c) Residual Casualty Payments and (d)
                                    Residual Prepayments.

                                    "Residual Casualty Payments" means, at any date with respect to a Lease, the excess of (a) the Casualty Payment related to the Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Lease as of the immediately following Payment Date (plus any amounts previously due and unpaid).

                                    "Residual Prepayments" means, at any date with respect to a Terminated Lease, the excess of (a) the payment related to the Terminated Lease over (b) the Discounted Present Value of the remaining Lease Payments of the Terminated Lease as of the immediately following Payment Date (plus any amounts previously due and unpaid).

                                    "Residual Warranty Payments" means, at any date with respect to a Warranty Lease, the excess of (a) the repurchase price related to the Warranty Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Warranty Lease as of the immediately following Payment Date (plus any amounts previously due and unpaid).

Application of Payments.......      Monthly distributions will be made by the
                                    Indenture Trustee from Available Funds in the following priority:

                                    a) to pay the Servicing Fee;

                                    b) to reimburse unreimbursed Servicer
                                       Advances in respect of a prior Payment
                                       Date;

                                    c) to make Interest Payments owing on
                                       the Class A Notes concurrently to the
                                       Class A-1 Noteholders, Class A-2
                                       Noteholders, Class A-3 Noteholders and
                                       Class A-4 Noteholders;


                                    d) to make Interest Payments owing on
                                       the Class B Notes;

                                    e) to make Interest Payments owing on
                                       the Class C Notes;

                                    f) to make Interest Payments owing on the
                                       Class D Notes;

                                    g) to make Interest Payments owing on
                                       the Class E Notes

                                    h) to make the Class A Principal Payment (i)
                                       to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then
                                       (ii) to the Class A-2 Noteholders only,
                                       until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero and finally, (iv) to the Class A-4 Noteholders until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

                                    i) to make the Class B Principal Payment;

                                    j) to make the Class C Principal Payment;

                                    k) to make the Class D Principal Payment;

                                    l) to make the Class E Principal Payment;

                                    m) to pay the Additional Principal, if
                                       any, to the Class A Noteholders then
                                       receiving the Class A Principal Payment
                                       as provided in clause (h) above until
                                       the Outstanding Principal Amount on all
                                       of the Class A Notes has been reduced
                                       to zero, then to the Class B
                                       Noteholders until the Outstanding
                                       Principal Amount on the Class B Notes
                                       has been reduced to zero, then to the
                                       Class C Noteholders until the
                                       Outstanding Principal Amount on the
                                       Class C Notes has been reduced to zero,
                                       then to the Class D Noteholders until
                                       the Outstanding Principal Amount on the
                                       Class D Notes has been reduced to zero,
                                       thereafter to the Class E Noteholders
                                       until the Outstanding Principal Amount
                                       on the Class E Notes has been reduced
                                       to zero;

                                    n) to the Reserve Account, an amount
                                       equal to the excess of the Required
                                       Reserve Amount over the Available
                                       Reserve Amount; and

                                    o) to the Issuer, the balance, if any.

                                       See "Description of the
                                       Notes--Distribution on Notes."

Redemption....................      The Issuer will have the option, subject
                                    to certain conditions, to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Discounted Present Value of the Performing
                                    Leases is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date (after giving effect to the payment of principal on such Payment Date). The Issuer will give notice of such redemption to each Noteholder and the Indenture Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Indenture Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See
                                    "Description of the Notes--Redemption."

Subordination.................      The Class A Notes will be paid
                                    sequentially in accordance with the
                                    provisions of the Indenture and as
                                    described in clause (h) under "Application of Payments." The Class A Notes will be senior in right of payment to the Class B
                                    Notes, the Class B Notes will be senior in right to the Class C Notes, the Class C
                                    Notes will be senior in right to the Class
                                    D Notes and the Class D Notes will be
                                    senior in right to the Class E Notes to
                                    the extent described herein. See
                                    "Description of the Notes--Distributions on Notes." Except following an Event of Default, the Residual Notes are not subordinated to the Notes and have senior rights with respect to Residual
                                    Realizations. The Notes will have no
                                    rights with respect to Residual
                                    Realizations.

 Reserve Account...............     The Noteholders will have the benefit of
                                    funds on deposit in an account (the
                                    "Reserve Account") to the extent that
                                    there is a shortfall in the amount
                                    available to pay amounts owing the
                                    Servicer and to make interest and
                                    principal payments on the Notes, on any
                                    Payment Date. The Reserve Account will be funded by an initial deposit of 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date. Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account to the extent that the amount on deposit in the Reserve Account
                                    (the "Available Reserve Amount") is less than the Required Reserve Amount. The
                                    "Required Reserve Amount" equals the
                                    lesser of (a) 1.00% of the Discounted
                                    Present Value of the Leases as of the
                                    Cut-Off Date and (b) the Outstanding
                                    Principal Amount of the Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuer in accordance with the provisions of the Indenture.

 Residual Realizations.........     On any Distribution Date, Residual
                                    Realizations shall be directed by the
                                    Indenture Trustee to the Residual
                                    Noteholders in accordance with the
                                    Indenture. The Noteholders will not have any right to any Residual Realization under any circumstance and neither the Residual Notes nor the Residual
                                    Realizations will provide credit
                                    enhancement for the Class A Noteholders, the Class B Noteholders, the Class C
                                    Noteholders, the Class D Noteholders or
                                    the Class E Noteholders.

 Federal Income Tax
     Considerations............     It is intended that the Class A Notes, the
                                    Class B Notes, the Class C Notes and the
                                    Class D Notes will be characterized as
                                    indebtedness of the Issuer for federal
                                    income tax purposes. If characterized as indebtedness, interest on such Offered
                                    Notes will be taxable as ordinary income when received by an Offered Noteholder on the cash method of accounting and when accrued by Offered Noteholders on the accrual method of accounting. See
                                    "Material Federal Income Tax
                                    Considerations."

ERISA Considerations..........      The Employee Retirement Income Security
                                    Act of 1974, as amended ("ERISA") places certain restrictions on those pension and other employee benefits plans to which it applies. Pursuant to regulations issued by the United States Department of Labor defining "plan assets," if the Offered
                                    Notes are considered to be indebtedness
                                    without substantial equity features under local law, the assets of the Issuer will not be considered assets of any ERISA plan holding the Notes, thereby generally avoiding potential application of ERISA's prohibited transaction rules. However, in certain circumstances, the prohibited transaction rules may be applicable to the purchase of the Offered Notes even if the Offered Notes are not deemed to have substantial equity features. Certain exemptions from the prohibited transaction rules could be applicable, however, with respect to the acquisition and holding of the Offered Notes. Accordingly, the
                                    Offered Notes may be acquired by ERISA
                                    plans, subject to certain restrictions.


                                    Before purchasing any of the Offered
                                    Notes, fiduciaries of such plans should
                                    determine whether an investment in the
                                    Offered Notes is appropriate under ERISA.
                                    See "ERISA Considerations."

Rating........................      It is a condition to the issuance of the
                                    Offered Notes that the Class A-1 Notes be rated at least "A-1+", "D-1+" and "F1+/AAA" , that the Class A-2, A-3 and
                                    A-4 Notes be rated at least "AAA", "AAA" and "AAA", that the Class B Notes be rated at least "AA", "AA+" and "AA", that the Class C Notes be rated at least "A", "A+" and "A+" and that the Class D Notes be rated at least "BBB", "BBB+" and "BBB+" by Standard & Poor's Ratings Group ("S&P"),
                                    Duff & Phelps Credit Ratings Co. ("DCR") and Fitch IBCA, Inc. ("Fitch"), respectively (each a "Rating Agency"). The ratings assess the likelihood of timely payment of interest and the ultimate payment of principal to the Offered
                                    Noteholders by the Stated Maturity date.
                                    There is no assurance that any rating ill not be lowered or withdrawn if, in the judgement of any Rating Agency, circumstances in the future so warrant.
                                    See "Rating of the Notes."

                                 RISK FACTORS

                  Limited Liquidity. There is currently no public market for the Offered Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Offered Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Offered Noteholders may not be able to liquidate their investment in the Offered Notes prior to maturity.

                  Prepayments and Related Reinvestment Risk. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Leases, such rate of payments of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as prepayments permitted by Copelco Capital as the Servicer (to the extent not replaced with Additional Leases), payments as a result of Non-Performing Leases (to the extent not replaced by Substitute Leases), Casualty Payments (as defined herein)(to the extent not replaced by Additional Leases), and payments upon repurchases by Copelco Capital on account of a breach of certain representations and warranties in the related Sales and Servicing Agreement (to the extent not replaced by Substitute Leases)(any such voluntary or involuntary prepayment, a "Prepayment"). The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect Prepayments. The risk of reinvesting unscheduled distributions resulting from Prepayments of the Notes will be borne by the Noteholders. See "Prepayment and Yield Considerations."

                  Additional Leases and Substitute Leases. As described herein, pursuant to the Sales and Servicing Agreement, Copelco Capital has the option, but not the obligation, to designate one or more leases in its portfolio to be an Additional Lease as a replacement for any partially or fully prepaid lease or upgraded lease, in which event the scheduled payments from such Additional Lease will replace (in whole or in part) the remaining scheduled payments on a prepaid in full Lease. In the event (and only to the extent) that Copelco Capital makes such a designation, the amount (or portion thereof) received by the Issuer with respect to a Prepayment will be allocated directly to Copelco Capital and the payments with respect to the related Notes will be dependent upon the scheduled payments received on such Additional Leases. In addition, pursuant to the Sales and Servicing Agreement, Copelco Capital has the option, but not the obligation to substitute one or more leases as Substitute Leases in exchange for Non-Performing Leases, Warranty Leases and Adjusted Leases. Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Substitute Leases. In addition, to the extent that Copelco Capital does not designate one or more leases as Additional Leases in connection with the full or partial prepayment of a Lease or Substitute Leases in the case of Non-Performing Leases, Warranty Leases or Adjusted Leases, the Discounted Present Value of the Performing Leases will be decreased. See "Prepayment and Yield Considerations."

                  Copelco Capital is not required to designate one or more leases as an Additional Lease or to substitute Substitute Leases. Accordingly, Noteholders should not expect that Additional Leases or Substitute Leases will be available.

                  Security Interests in the Equipment; Certain Security Interests Not Perfected. The Leases will consist of either finance Leases (where substantially all of the value of the Equipment is financed by the lease payments) or operating leases (where substantially less than all of the value of the Equipment is recovered through the lease payments). See "The Series Pool--The Leases." Finance leases include Leases ("Nominal Buy-Out Leases") which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest equitable ownership of the Equipment in the Lessee. Prior to the Cut-Off Date, Copelco Capital will have filed Uniform Commercial Code ("UCC") financing statements in its favor against Lessees in respect of Equipment, including Equipment subject to Nominal-Buy-Out Leases, with an original Equipment cost in excess of $25,000. Financing statements in favor of Copelco Capital with respect to approximately 53.6% of the Statistical Discounted Present Value of the Leases will be filed. No action will be taken to perfect the interest of Copelco Capital in any Equipment to the extent the original Equipment cost of the related Equipment is less than $25,000. As a result, Copelco Capital does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000, which represents approximately 46.4% of the Statistical Discounted Present Value of the Leases. In addition, the Indenture and the Sales and Servicing Agreement will require (a) UCC financing statements for all security interests in the Equipment owned by the Issuer which are pledged to the Indenture Trustee to be filed

(to the extent possible by central filing in a state) against the Issuer, Copelco Capital and the Sponsor (the "Filing Locations"). To the extent UCC financing statements evidencing Copelco Capital's security interest in the Equipment have not been filed against the Lessee (i.e., with respect to those Leases relating to Equipment with an original cost of less than $25,000) and to the extent the Equipment is located in the states other than the Filing Locations, any such security interests in the Equipment will not be perfected in favor of Copelco Capital, the Issuer or the Indenture Trustee and another party (such as other creditors of Copelco Capital) may acquire rights in Copelco Capital's interest in the Equipment superior to those of the Issuer or the Indenture Trustee. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations." The lack of a perfected security interest in certain Equipment will result in claims against Lessees being unsecured and may adversely affect the ability of the Issuer to realize on such Equipment.

                  Restrictions on Recoveries. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Issuer must rely on repossession and disposition of Equipment to cover losses on Non-Performing Leases, the Issuer may not realize the full amount due because of the application of those requirements and restrictions. Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include the failure to file financing statements to perfect the Issuer's security interest in the Equipment against a Lessee, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

                  Insolvency of Copelco Capital. Copelco Capital believes that each transfer of the Leases should be treated as an absolute and unconditional sale or assignment. However, in the event of an insolvency of Copelco Capital, a court could attempt to recharacterize the sale of the related Leases by Copelco Capital to the Sponsor and the Sponsor to the Issuer as a loan to Copelco Capital from the Issuer, secured by a pledge of such Leases or could allow the trustee in bankruptcy to repudiate the Leases that are operating leases and all obligations thereunder. Moreover, in the event of an insolvency of Copelco Capital, a court could attempt to consolidate the assets of the Issuer with those of Copelco Capital since Copelco Capital will indirectly own all of the beneficial interest in the Issuer. Either attempt, even if unsuccessful, could result in delays in payments of the related Notes. If such attempts were successful, such Notes would be accelerated, and the Indenture Trustee's recovery on behalf of the Noteholders could be limited to the then current value of the Leases or the underlying Equipment. Thus, the Noteholders could lose the right to future payments and might incur reinvestment losses on amounts recovered. Although Copelco Capital believes that the transfers of the Leases should be treated as an absolute and unconditional sale or assignment, for accounting and tax purposes the Leases will be treated as assets of Copelco Capital on its consolidated financial statements and on the tax return for its consolidated group, which might increase the risk of recharacterization of the transfer to the Issuer as a financing. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

                  Credit Enhancement. Credit enhancement with respect to the Offered Notes will be provided by the subordination as follows: the Class A Notes have the benefit of the subordination of the Class B Notes, Class C Notes, Class D Notes, Class E Notes, funds on deposit, if any, in the Reserve Account and any overcollateralization amounts; the Class B Notes have the benefit of subordination of the Class C Notes, Class D Notes, Class E Notes, funds on deposit, if any, in the Reserve Account and any overcollateralization amounts; the Class C Notes have the benefit of subordination of the Class D Notes, Class E Notes, funds on deposit, if any, in the Reserve Account and any overcollateralization amounts; and the Class D Notes have the benefit of subordination of the Class E Notes, funds on deposit, if any, in the Reserve Account and any overcollateralization amounts. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Collection Account and the Reserve Account.

                  Non-Recourse Obligations. The Offered Notes represent debt obligations of the Issuer secured by the Leases only and do not represent interests in or recourse obligations of Copelco Capital or any of its affiliates other than the Issuer. The Issuer is a special purpose trust with limited assets. Consequently, the Noteholders must rely solely upon the Leases, the Equipment and funds in the Reserve Account, if any, for payment of principal of and interest on the Offered Notes. If no funds are on deposit in the Reserve Account and the payments made on the Leases and the disposition proceeds of the Equipment upon a default are insufficient to make payments on the Offered Notes, no other assets will be available for the payment of the deficiency.

                  Book-Entry Registration. The Offered Notes offered hereby initially will be represented by one or more notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Offered Noteholders, as that term is used in each Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Offered Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."

                  Geographic Concentration of Leases. As of the Cut-Off Date, approximately 17.7%, 15.9%, 7.8%, 6.0%, and 5.8% of the Leases (based on statistical Discounted Present Value of the Leases) were located in California, New York, Texas, New Jersey and Florida, respectively. No other state accounts for more than 5% of the Leases. See "The Series Pool." Accordingly, adverse economic conditions or other factors particularly affecting any of these regions could adversely affect the performance on the Leases.

                  Commingling of Funds. Under the Indenture, the Servicer is required to deposit all Lease Payments, Casualty Payments and Termination Payments received after the Cut-Off Date to the Collection Account within two Business Days of receipt thereof. If bankruptcy or reorganization proceedings were commenced with respect to the Servicer, those funds held by the Servicer may be subject to an automatic stay resulting in a delay in the transfer of such funds to the Trust Fund.

                  Insolvency of Lessees; Insolvency of Third Parties. To the extent Lessees default on the Leases, including through insolvency, Lease Payments deposited into the Collection Account will decrease and accordingly Available Funds will be reduced.

                  Approximately 5% of the Leases were originated by a third party who has sold the payment stream on the Leases to Copelco Capital but has not sold its interest in the Equipment. In the event of a bankruptcy of such third party, the trustee in bankruptcy may seek to repudiate the Leases and, if successful, Lease Payments on such Leases will cease. Accordingly, Available Funds could be reduced.


                                USE OF PROCEEDS

                  The net proceeds from the sale of the Notes will be distributed to the owners of the Trust. The Sponsor will use such amounts to purchase the Leases from Copelco Capital. Copelco Capital will utilize the proceeds from the sale of the Leases to repay bank debt and for general corporate purposes.


                                THE SERIES POOL

                  The Leases. As of the close of business on June 30, 1998 (the "Cut-Off Date"), the Notes will be secured by the Leases. The Lessees are primarily hospitals, medical facilities, physicians and business owners throughout the United States. The Leases were originated or acquired by the Business Technology Division, the Healthcare Division and the Commercial & Industrial Division of Copelco Capital (or their predecessors) (the "Origination Divisions"). See "Risk Factors," "Security for the Notes" and "Certain Legal Matters Affecting a Lessee's Rights and Obligations." The statistical information included herein was computed using the Statistical Discounted Present Value of the Leases as of the Cut-Off Date. The Statistical Discounted Present Value of the Leases will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date.

                  Approximately 5% of the Leases were originated by a third party who has sold the payment stream on the Leases to Copelco Capital but has not sold its interest in the Equipment. In the event of a bankruptcy of such third party, the trustee in bankruptcy may seek to repudiate the Leases and, if successful, Lease Payments on such Leases will cease. Accordingly, Available Funds could be reduced.

                  The Leases are triple-net leases which impose no affirmative obligations on the Lessor, and are non-cancelable by the Lessees. Under certain conditions, however, Copelco Capital may consent to prepayment of the Leases. Generally, Copelco Capital will consent to a prepayment of a Lease where the Lessee is upgrading the

Equipment. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason. Such payments will be made by the Lessees to the Servicer for the account of the Issuer.

                  Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease Contract, the schedules, among other things, establish the periodic payments and the term of the Lease with respect to such Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. The weighted average remaining term of the Series Pool is 43.2 months. Copelco Capital will represent and warrant that, as of Cut-Off Date, all Leases will be current or less than 63 days delinquent and, as of the initial Determination Date, all Lessees will have made at least one payment.

                  Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with Copelco Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Such insurance proceeds will constitute Casualty Payments (as defined herein). Subject to certain exceptions, if the Lessee does not provide evidence of insurance coverage within 90 days of the commencement of the Lease, Copelco Capital obtains such insurance and invoices the Lessee for the cost thereof. Any defaults under a Lease (as such, a "Non-Performing Lease," as defined herein) permit a declaration as immediately due and payable all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

                  "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices.

                  At the end of the Lease term, the Lessee must return the Equipment with certification from the manufacturer that the Equipment is in good working order, normal wear and tear excepted, unless the Lease is renewed or the Equipment is purchased by the Lessee.

                  Historically, approximately 90% of the Equipment leased by the Origination Divisions is purchased or re-leased by the original lessee at the expiration of the lease term. "Nominal Buy-Out" Leases comprise 28.8% of the Leases (by Statistical Discounted Present Value). Pursuant to the terms of the Leases, the Lessee is generally required to advise Copelco Capital 90 to 120 days prior to the Lease termination of its intent to return the Equipment at the expiration of the Lease. In most cases, the failure by a Lessee to so advise Copelco Capital results in an automatic renewal of the Lease for a specified period. For Equipment which is returned to Copelco Capital by the lessees, Copelco Capital participates in an active secondary market for the sale of used equipment.

                  The Equipment. The Equipment subject to the Leases is purchased by Copelco Capital under direct specifications and instructions from the Lessees. As of the Cut-Off Date, the Series Pool had approximately 64 equipment categories.

                  Certain Information with Respect to the Leases and the Lessees. The following tables summarize certain information with respect to the Leases and the Lessees as of the Cut-Off Date.

                        DISTRIBUTION OF LEASES BY STATE

                                                                       Percentage of
                                                                       Statistical
                                                       Statistical     Discounted                           Percentage
                                         Percentage     Discounted      Present           Aggregate         of Original
                          Number of      of Number     Present Value     Value of          Original          Equipment
     State                Leases         of Leases      of Leases         Leases         Equipment Cost        Cost
     -----                ----------     ---------     -------------  ------------   ------------------     -----------
Alabama                      224              0.46%   $   5,227,597.44       0.77%   $  5,924,478.56         0.77%
Alaska                        27              0.06%         268,758.74       0.04%        298,481.14         0.04%
Arizona                      400              0.82%       7,243,063.78       1.06%      7,973,366.54         1.04%
Arkansas                      59              0.12%       1,192,846.23       0.17%      1,329,653.95         0.17%
California                 9,060             18.54%     120,988,494.38      17.73%    133,604,748.84        17.36%
Colorado                   1,250              2.56%      12,491,936.28       1.83%     13,730,493.26         1.78%
Connecticut                1,008              2.06%      12,379,929.46       1.81%     13,815,455.23         1.80%
Delaware                      96              0.20%       1,011,939.59       0.15%      1,128,470.44         0.15%
District of Columbia         395              0.81%       6,188,959.79       0.91%      7,028,512.60         0.91%
Florida                    2,656              5.43%      39,302,559.06       5.76%     44,356,047.57         5.76%
Georgia                    1,432              2.93%      20,368,799.18       2.99%     22,605,690.52         2.94%
Guam                           3              0.01%         110,015.93       0.02%        116,629.22         0.02%
Hawaii                        50              0.10%         843,232.76       0.12%        915,496.70         0.12%
Idaho                         96              0.20%       1,259,538.07       0.18%      1,433,453.40         0.19%
Illinois                   2,507              5.13%      30,481,612.27       4.47%     34,435,509.33         4.47%
Indiana                      621              1.27%       7,637,222.94       1.12%      8,626,917.38         1.12%
Iowa                          54              0.11%       2,235,135.18       0.33%      2,421,523.24         0.31%
Kansas                       182              0.37%       2,636,334.76       0.39%      2,977,026.66         0.39%
Kentucky                     304              0.62%       5,304,756.82       0.78%      6,619,589.45         0.86%
Louisiana                     70              0.14%       2,517,103.32       0.37%      2,718,815.35         0.35%
Maine                        413              0.85%       4,324,405.21       0.63%      4,742,246.51         0.62%
Maryland                     598              1.22%      10,474,415.60       1.54%     11,799,132.66         1.53%
Massachusetts              1,506              3.08%      21,237,034.63       3.11%     23,946,468.80         3.11%
Michigan                     420              0.86%       7,411,426.02       1.09%      8,146,207.91         1.06%
Minnesota                    191              0.39%       6,225,248.71       0.91%      7,350,112.10         0.95%
Mississippi                  225              0.46%       2,602,370.15       0.38%      2,901,088.17         0.38%
Missouri                     472              0.97%       5,488,456.62       0.80%      6,197,702.47         0.81%
Montana                       61              0.12%         648,873.34       0.10%        716,459.36         0.09%
Nebraska                      44              0.09%       1,031,789.94       0.15%      1,124,432.25         0.15%
Nevada                       341              0.70%       4,698,148.67       0.69%      5,074,787.47         0.66%
New Hampshire                427              0.87%       4,503,652.64       0.66%      5,144,872.50         0.67%
New Jersey                 2,847              5.83%      40,603,043.89       5.95%     46,528,112.59         6.05%
New Mexico                   202              0.41%       4,218,922.06       0.62%      4,433,359.81         0.58%
New York                   7,875             16.11%     108,552,521.14      15.91%    124,969,885.27        16.24%
North Carolina               836              1.71%      13,985,008.83       2.05%     15,369,768.02         2.00%
North Dakota                   5              0.01%          84,851.56       0.01%         94,007.26         0.01%
Ohio                       1,494              3.06%      21,289,805.00       3.12%     23,481,206.51         3.05%
Oklahoma                     254              0.52%       3,780,653.47       0.55%      4,100,455.32         0.53%
Oregon                       458              0.94%       5,498,875.68       0.81%      6,180,874.42         0.80%
Pennsylvania               1,745              3.57%      25,053,412.85       3.67%     28,380,431.52         3.69%
Puerto Rico                    1              0.00%          17,480.00       0.00%         24,760.30.        0.00%
Rhode Island                 331              0.68%       3,501,220.23       0.51%      3,941,413.97         0.51%
South Carolina               312              0.64%       4,721,626.26       0.69%      5,105,146.31         0.66%
South Dakota                  17              0.03%          92,540.56       0.01%        102,195.42         0.01%
Tennessee                    332              0.68%       7,183,804.77       1.05%      7,866,126.45         1.02%
Texas                      4,245              8.69%      53,444,629.91       7.83%     60,930,490.60         7.92%
Utah                         238              0.49%       3,172,250.87       0.46%      3,391,519.73         0.44%
Vermont                       36              0.07%         525,600.10       0.08%        604,977.70         0.08%
Virginia                   1,072              2.19%      14,334,382.84       2.10%     16,523,057.11         2.15%
Washington                 1,072              2.19%      16,274,612.50       2.39%     18,819,471.17         2.45%
West Virginia                111              0.23%       2,370,491.73       0.35%      2,489,301.77         0.32%
Wisconsin                    184              0.38%       5,154,277.65       0.76%      7,007,702.84         0.91%
Wyoming                       10              0.02%         100,851.37       0.01%        103,220.94         0.01%
--------------------------------------------------------------------------------------------------------------------

Total                     48,869            100.00%    $682,296,520.78     100.00%   $769,651,354.61       100.00%
====================================================================================================================

                    DISTRIBUTION OF LEASES BY LEASE BALANCE

                                                                        Percentage of
                                                        Statistical      Statistical        Aggregate
  Statistical Discounted                 Percentage     Discounted        Discounted        Original           Percentage of
       Present Value        Number of         of        Present Value    Present Value      Equipment          Original
      of the Leases          Leases        Numbers       of Leases         of Leases        Cost               Equipment Cost
      -------------          ------        -------       ---------         ---------        ----               --------------
         $0.01 -  5,000.00    18,490       37.84%   $  53,128,126.54       7.79%         $ 63,678,841.92         8.27%
      5,000.01 - 10,000.00    13,063       26.73%      93,787,477.38      13.75%          107,498,517.44        13.97%
     10,000.01 - 15,000.00     6,204       12.70%      76,154,935.43      11.16%           85,627,608.66        11.13%
     15,000.01 - 20,000.00     3,686        7.54%      63,616,257.17       9.32%           69,785,761.15         9.07%
     20,000.01 - 25,000.00     2,079        4.25%      46,332,871.75       6.79%           50,864,156.91         6.61%
     25,000.01 - 30,000.00     1,262        2.58%      34,485,374.14       5.05%           38,271,833.95         4.97%
     30,000.01 - 35,000.00       852        1.74%      27,653,282.42       4.05%           30,490,287.50         3.96%
     35,000.01 - 40,000.00       554        1.13%      20,730,904.94       3.04%           22,640,692.83         2.94%
     40,000.01 - 45,000.00       446        0.91%      18,857,804.43       2.76%           20,957,994.73         2.72%
     45,000.01 - 50,000.00       355        0.73%      16,819,398.58       2.47%           18,803,683.76         2.44%
     50,000.01 - 60,000.00       457        0.94%      24,892,103.98       3.65%           27,862,535.27         3.62%
     60,000.01 - 70,000.00       305        0.62%      19,709,007.49       2.89%           21,914,309.54         2.85%
     70,000.01 - 80,000.00       192        0.39%      14,313,802.88       2.10%           16,242,362.57         2.11%
     80,000.01 - 90,000.00       146        0.30%      12,377,306.22       1.81%           13,839,295.26         1.80%
    90,000.01 - 100,000.00       122        0.25%      11,564,785.30       1.69%           12,993,287.88         1.69%
   100,000.01 - 125,000.00       213        0.44%      23,813,673.76       3.49%           26,567,405.49         3.45%
   125,000.01 - 150,000.00       117        0.24%      16,034,689.85       2.35%           17,746,025.37         2.31%
   150,000.01 - 175,000.00        69        0.14%      11,090,767.47       1.63%           12,292,069.29         1.60%
   175,000.01 - 200,000.00        44        0.09%       8,229,186.75       1.21%            9,052,717.28         1.18%
   200,000.01 - 300,000.00       105        0.21%      25,116,542.33       3.68%           29,872,118.26         3.88%
   300,000.01 - 400,000.00        45        0.09%      15,630,473.45       2.29%           17,639,871.80         2.29%
   400,000.01 - 500,000.00        23        0.05%      10,141,164.69       1.49%           11,514,714.17         1.50%
   500,000.01 - 600,000.00        12        0.02%       6,601,553.73       0.97%            7,925,979.93         1.03%
   600,000.01 - 700,000.00         7        0.01%       4,362,322.45       0.64%            5,262,741.83         0.68%
   700,000.01 - 800,000.00         2        0.00%       1,500,059.47       0.22%            1,586,523.08         0.21%
   800,000.01 - 900,000.00         6        0.01%       5,195,234.11       0.76%            6,693,275.00         0.87%
 900,000.01 - 1,000,000.00         3        0.01%       2,779,805.56       0.41%            3,613,174.00         0.47%
1,000,000.01 -1,500,000.00         5        0.01%       5,823,401.07       0.85%            6,348,940.18         0.82%
1,500,000.01 -2,000,000.00         2        0.00%       3,513,293.83       0.51%            3,708,818.00         0.48%
greater than $2,000,000.01         3        0.01%       8,040,913.61       1.18%            8,355,811.56         1.09%
----------------------------------------------------------------------------------------------------------------------------------

    Total.................    48,869      100.00%    $682,296,520.78     100.00%         $769,651,354.61       100.00%
===================================================================================================================================


             DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY

                                                                           Percentage of
                                                        Statistical         Statistical                          Percentage of
                                           Percentage   Discounted          Discounted          Aggregate           Original
                             Number of      Number of   Present Value      Present Value          Original          Equipment
         Remaining Term        Leases        Leases        Leases          of Leases          Equipment Cost          Cost
         --------------      ---------     ----------   --------------     ---------------    ---------------    --------------
          1 - 12               1,065         2.18%       $5,435,324.03        0.80%            $9,330,090.01         1.21%
         13 - 24               4,861         9.95%       39,567,264.05        5.80%            57,151,704.90         7.43%
         25 - 36              21,236        43.45%      195,462,989.46       28.65%           233,184,552.86        30.30%
         37 - 48               9,059        18.54%      150,868,117.33       22.11%           169,224,181.20        21.99%
         49 - 60              12,443        25.46%      278,201,080.99       40.77%           288,354,271.08        37.47%
         61 - 72                 174         0.36%        7,412,796.69        1.09%             7,157,236.42         0.93%
         73 - 84                  31         0.06%        5,348,948.23        0.78%             5,249,318.14         0.68%
-------------------------------------------------------------------------------------------------------------------------------

    Total.................    48,869       100.00%     $682,296,520.78      100.00%          $769,651,354.61       100.00%
===============================================================================================================================

              DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                           Percentage
                                                                          of Statistical
                                                                                                           Percentage
                                                                           Discounted                         of
                                        Percentage        Statistical        Present       Aggregate       Original
                            Number of    of Number    Discounted Present    Value of        Original       Equipment
      Original Term           Leases     of Leases     Value of Leases       Leases      Equipment Cost      Cost
      -------------         --------     ---------     ---------------     -----------   --------------    -----------
          1 - 12                 200          0.41%       $1,225,931.71       0.18%      1,568,774.56         0.20%
         13 - 24               1,147          2.35%        9,467,584.61       1.39%     13,230,518.22         1.72%
         25 - 36               3,895          7.97%       47,781,251.08       7.00%     60,987,361.65         7.92%
         37 - 48              21,913         44.84%      195,855,401.06      28.71%    235,325,799.14        30.58%
         49 - 60               9,408         19.25%      180,604,994.50      26.47%    198,279,452.07        25.76%
         61 - 72              12,234         25.03%      237,644,310.65      34.83%    250,819,300.43        32.59%
         73 - 84                  57          0.12%        6,757,674.80       0.99%      6,528,694.94         0.85%
         85 - 96                  15          0.03%        2,959,372.37       0.43%      2,911,453.60         0.38%
-------------------------------------------------------------------------------------------------------------------------

    Total.................    48,869        100.00%     $682,296,520.78     100.00%   $769,651,354.61       100.00%

==========================================================================================================================


                 DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                          Percentage
                                                                              of
                                                                         Statistical
                                                          Statistical     Discounted                      Percentage
                                           Percentage     Discounted       Present        Aggregate       of Original
                             Number of     of Number     Present Value     Value of        Original       Equipment
        Lease Type             Lease       of Leases       of Leases        Leases      Equipment Cost       Cost
        ----------           ---------     -----------   --------------   -----------   --------------    ------------
Finance Lease                 48,756          99.77%    $663,043,502.74      97.18%    $740,239,790.25        96.18%
Operating Lease                  113           0.23%      19,253,018.04       2.82%      29,411,564.36         3.82%
    Total.................    48,869         100.00%    $682,296,520.78     100.00%    $769,651,354.61       100.00%


               DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION


                                                                          Percentage
                                                                              of
                                                                         Statistical
                                                          Statistical     Discounted                      Percentage
                                           Percentage     Discounted       Present        Aggregate      of Original
                             Number of     of Number     Present Value     Value of        Original       Equipment
     Percentage Option        Leases       of Leases       of Leases       Leases       Equipment Cost       Cost
     -----------------       ----------    -----------   -------------    ----------    --------------   ------------
Nominal Buyout                 9,841          20.18%    $190,951,145.28       28.80%    $205,021,761.85         27.70%
Fair Market Value             30,551          62.66%     320,636,748.94       48.36%     375,137,550.87         50.68%
Fixed Purchase Option          8,364          17.15%     151,455,608.52       22.84%     160,080,477.53         21.63%
------------------------------------------------------------------------------------------------------------------------

    Total.................    48,756         100.00%    $663,043,502.74      100.00%    $740,239,790.25        100.00%
========================================================================================================================

                   DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                       Percentage
                                                                           of
                                                                      Statistical
                                                       Statistical     Discounted                     Percentage
                                         Percentage    Discounted       Present        Aggregate     of Original
                             Number of   of Number    Present Value     Value of       Original       Equipment
      Equipment Type           Leases    of Leases      of Leases        Leases     Equipment Cost       Cost
      --------------         --------    ----------   -------------   ------------  --------------   ------------
Anesthesia Equipment              21         0.04%       1,237,488.50      0.18%     1,522,497.88        0.20%
Automated Chemistry              234         0.48%       7,816,698.21      1.15%     8,464,872.74        1.10%
  Systems
Automated Hematology             402         0.82%       9,139,193.26      1.34%    10,057,767.73        1.31%
  Systems
Automated Test Equipment           3         0.01%          83,334.87      0.01%        94,005.81        0.01%
C.T. Systems                       3         0.01%       1,232,328.89      0.18%     1,535,516.29        0.20%
C-Arm; IMG Intensifer              5         0.01%         234,387.77      0.03%       263,494.70        0.03%
  Systems
Carts, Stretchers, Wheel          29         0.06%         326,369.45      0.05%       339,547.13        0.04%
  Chairs
Cash Registers                    13         0.03%         259,736.34      0.04%       263,340.23        0.03%
Cobalt and X-Ray Therapy           3         0.01%         307,614.51      0.05%       323,488.66        0.04%
  Equipment
Communication Equipment           16         0.03%         654,308.53      0.10%       661,349.23        0.09%
Computer Systems-Doctors         573         1.17%      16,583,512.92      2.43%    17,451,901.19        2.27%
  & Hospitals
Computers                      1,504         3.08%      24,084,074.37      3.53%    27,087,073.49        3.52%
Construction Equipment             3         0.01%         244,423.79      0.04%       278,106.47        0.04%
Copiers                       37,950        77.66%     411,777,725.00     60.35%   464,451,285.92       60.35%
Dental Operatory Equipment       719         1.47%      14,524,891.23      2.13%    14,940,015.35        1.94%
Document Imaging Equipment       139         0.28%       2,090,441.55      0.31%     2,212,978.58        0.29%
ECG (EKG) and                    144         0.29%       2,903,789.51      0.43%     3,135,580.14        0.41%
  Defibrillators
EEG                                7         0.01%         178,494.69      0.03%       190,634.56        0.02%
Electronics Production           299         0.61%      46,957,189.39      6.88%    59,185,161.99        7.69%
  Equipment
Facsimiles                     2,562         5.24%       9,023,817.34      1.32%    10,543,464.22        1.37%
Furniture and Fixtures             8         0.02%       2,284,411.60      0.33%     2,727,830.43        0.35%
Gamma Cameras                     55         0.11%      10,283,494.48      1.51%    11,711,009.18        1.52%
Holter Monitors                   61         0.12%       1,027,572.41      0.15%     1,051,731.62        0.14%
Hosp Beds; Elec. Stryker           6         0.01%         116,966.71      0.02%       144,425.75        0.02%
  FRMS, Burn Beds
Lasers                            43         0.09%       3,729,391.14      0.55%     4,181,078.96        0.54%
Laundry, Kitchen, Food             1         0.00%       1,251,546.23      0.18%     1,083,936.00        0.14%
  Srvc Eqp., Central
  Supply
Linear Accelerators                1         0.00%         379,276.54      0.06%       432,000.00        0.06%
Lithotripters and                 12         0.02%       1,164,680.57      0.17%     1,292,866.57        0.17%
  Dialysis Equipment
Mailing Equipment                 62         0.13%         477,160.75      0.07%       508,801.03        0.07%
Mammography                       23         0.05%       1,704,842.37      0.25%     1,929,270.04        0.25%
Medical Equipment                  3         0.01%          26,783.38      0.00%        25,689.66        0.00%
Microfilm Equipment                1         0.00%           3,364.28      0.00%         4,200.00        0.00%
Misc. Comm. & Indus.              49         0.10%         926,703.04      0.14%     1,189,150.42        0.15%
  Equip.
Misc X-Ray Eqp(TNKS,              16         0.03%         573,544.20      0.08%       648,798.23        0.08%
  Driers, TBLS)
Miscellaneous                    226         0.46%       3,137,201.82      0.46%     3,461,697.18        0.45%
Misc Hospital Equipment          233         0.48%      18,339,445.13      2.69%    19,999,987.92        2.60%
Misc Lab Eqp (Pthlgy,             22         0.05%         485,737.12      0.07%       515,655.43        0.07%
  Gas, Chrmts, Cntr, Spc)
Misc Vet Eqp; Cages,               4         0.01%          75,738.07      0.01%        70,296.98        0.01%
  Scales, Tables
MRI Systems                        7         0.01%       3,351,029.78      0.49%     4,472,582.81        0.58%
Office Furniture &                12         0.02%         317,994.72      0.05%       346,915.48        0.05%
  Equipment
Operating Microscopes             11         0.02%         260,244.72      0.04%       289,487.27        0.04%
Opthlmc Diag Eqp (Slit           148         0.30%       3,245,907.30      0.48%     3,449,534.13        0.45%
  Lamps, Tonometers)
Opt Eqp; Lens Grinding,          485         0.99%       6,753,312.90      0.99%     7,554,027.79        0.98%
  Resurfacing
Patient Monitoring Systems       143         0.29%       2,278,515.47      0.33%     2,472,260.29        0.32%

                                                                       Percentage
                                                                           of
                                                                      Statistical
                                                       Statistical     Discounted                     Percentage
                                         Percentage    Discounted       Present        Aggregate     of Original
                             Number of   of Number    Present Value     Value of       Original       Equipment
      Equipment Type           Leases    of Leases      of Leases        Leases     Equipment Cost       Cost
      --------------         --------    ----------   -------------   ------------  --------------   ------------
Patient Room Furnishing &         18         0.04%         491,186.04      0.07%       528,787.98        0.07%
  Fixtures
Phone, TV, Comm Equipment         65         0.13%         919,520.56      0.13%       974,640.73        0.13%
Photo Equipment                    4         0.01%         407,241.12      0.06%       476,954.21        0.06%
Phys Misc Medical Eqp &          631         1.29%      20,307,269.25      2.98%    21,479,946.22        2.79%
  Exam Tables
Physician Office Furn,            16         0.03%         225,185.09      0.03%       228,520.14        0.03%
  Fixtures and Phones
Plastic Machinery                  1         0.00%         151,606.93      0.02%       195,000.00        0.03%
Podiatry Equipment                 1         0.00%          11,390.59      0.00%        12,850.00        0.00%
Printing Equipment               127         0.26%       4,959,484.89      0.73%     5,084,449.61        0.66%
Pulse Oximetry Equipment           1         0.00%           4,304.83      0.00%         6,360.66        0.00%
Radiographic Fluoroscopic          9         0.02%         949,549.52      0.14%     1,083,783.99        0.14%
  Systems
Respiratory Therapy             1488         3.04%      30,315,534.50      4.44%    33,975,589.77        4.41%
  Equipment
Scanners                           4         0.01%          77,126.46      0.01%        74,883.23        0.01%
Software                           9         0.02%         131,598.43      0.02%       128,566.30        0.02%
Standard Printers                 19         0.04%         201,001.34      0.03%       191,313.41        0.02%
Standard X-Ray Systems            32         0.07%       1,176,023.81      0.17%     1,304,735.89        0.17%
Surgical Equip. Scopes,           10         0.02%         329,691.33      0.05%       350,524.96        0.05%
  Electrosurgical
Typewriters                        1         0.00%           3,685.24      0.00%         4,575.50        0.00%
Ultrasound                       169         0.35%       9,684,846.20      1.42%    10,889,463.95        1.41%
Wide Format Printers               1         0.00%           2,460.76      0.00%         2,315           0.00%
X-Ray Spec Systems;                2         0.00%          93,129.04      0.01%        92,777.58        0.01%
  Angiography
----------------------------------------------------------------------------------------------------------------------

    Total.................    48,869       100.00%     682,296,520.78    100.00%  $769,651,354.61      100.00%
======================================================================================================================

                  Historical Delinquency Information. Lease receivables are generally evaluated by Copelco Capital for write-down when they become over 92 days delinquent. General delinquency information for equipment leases in the Origination Divisions that are owned by Copelco Capital is set forth below.

                       HISTORICAL DELINQUENCY EXPERIENCE

                            March 31, 1998           December 31, 1997             December 31, 1996
                        ---------------------    -------------------------    ---------------------------
                        $                  %           $               %            $                %
  Total
Receivables
Balance(1)         $1,823,365,530                $1,732,009,721            $1,503,055,810
-----------------------------------------------------------------------------------------------------------
No. of Delinquent
  Days
  30-59 Days           29,018,445      1.59%         38,613,963    2.23%       34,481,668          2.29%
  60-89 Days            8,811,522      0.48%         11,747,380    0.68%        8,136,578          0.54%
  90 Days +             9,931,071      0.54%         16,006,384    0.92%        7,587,972          0.50%
-----------------------------------------------------------------------------------------------------------

Total Delinquency     $47,761,038      2.62%        $66,367,727    3.83%      $50,206,218          3.34%

                        December 31, 1995           December 31, 1994        December 31, 1993
                     ----------------------       --------------------     ----------------------
                          $            %             $            %           $              %
------------------------------------------------------------------------------------------------------------
  Total
Receivables
Balance(1)         $1,238,424,241            $1,000,488,313              $736,373,700
------------------------------------------------------------------------------------------------------------
No. of Delinquent
  Days
  30-59 Days           26,255,335    2.12%       14,846,559       1.48%     9,184,216      1.25%
  60-89 Days            4,976,920    0.40%        3,971,389       0.40%     1,886,765      0.26%
  90 Days +             6,703,063    0.54%        6,748,827       0.67%     5,099,200      0.69%
------------------------------------------------------------------------------------------------------------
Total Delinquency     $37,935,318    3.06%      $25,566,775       2.56%  $ 16,170,181      2.20%

---------------------------
(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.

                  Historical Default Experience. All accounts assessed over 92 days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for leases in the Origination Divisions that are owned and serviced by Copelco Capital for the period January 1, 1993 to March 31, 1998 is set forth below.

                       HISTORICAL CHARGE-OFF EXPERIENCE

                                Three Months Ended                     Year Ended December 31
                                                        ----------------------------------------------------------------
                                  March 31, 1998           1997          1996          1995          1994           1993
                                ----------------        ----------   ----------     ----------     --------      --------
Average Receivables                 $1,777,688       $1,617,532     $1,370,740     $1,119,456     $868,431      $649,278
  Outstanding(1)........
Net Losses..............                $6,017          $22,137        $15,713        $11,457      $10,328        $8,842
Net Losses as a Percentage
  of Average Receivables              1.35%(2)            1.37%          1.15%          1.02%        1.19%         1.36%

---------------------------
(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases.

(2)      Annualized

                  There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.


            COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES

                  General. Copelco Capital, a Delaware corporation, was incorporated in October 1986. Copelco Capital is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. ("Copelco Financial") Copelco Capital's primary business consists of originating and servicing leases to healthcare providers, businesses, business owners and individuals in the United States and Canada. Copelco Capital has multiple locations and is headquartered at 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400 (as is Copelco Financial) and its phone number is (609) 231-9600.

                  In May 1993, Copelco Financial (which was incorporated in July 1982) reorganized its two primary operating subsidiaries, Copelco Credit Corporation ("Copelco Credit") and Copelco Leasing Corporation ("Copelco Leasing"), into six strategic business units (each, an "SBU"). Then, effective July 1994, Copelco Leasing was merged into Copelco Credit with Copelco Credit as the surviving legal entity; Copelco Credit then changed its name to Copelco Capital, Inc. merging all of the Copelco Leasing and Copelco Capital leasing operations.

                  Copelco Capital currently consists of three separate operating divisions (each, a "Division"): the Business Technology Division, the Healthcare Division and the Commercial & Industrial Division. The Business Technology Division, the Healthcare Division and the Commercial & Industrial Division originated 66.7%, 25.8% and 7.5%, respectively, of the Leases to be included in the subject transaction (based upon the Statistical Discounted Present Value of the Leases.)

                  The Business Technology Division leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada through multiple manufacturer, vendor and dealer programs. The Business Technology Division is the successor division to Copelco Capital's Document Imaging, Major Accounts, Computer and Canadian SBUs. Copelco Capital merged these four units in January 1997 in order to achieve greater operating and marketing efficiencies.

                  The Healthcare Division provides a diversified range of leasing services for the financing of healthcare equipment through multiple manufacturer, vendor and dealer programs, with particular emphasis upon the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Division is the successor of the Hospital and Healthcare SBU and the Healthcare Vendor SBU which were consolidated in June, 1995 and the Ambulatory Care SBU which was merged into the Healthcare Division in November, 1996. The rationale for the consolidation of the

Healthcare Division was to achieve greater operating efficiencies and eliminate certain operating and marketing redundancies.

                  The Commercial & Industrial Division is segmented into three distinct business units: the Electronics Manufacturing Group, the Financial Intermediary Group and the Material Handling Group. The Electronics Manufacturing Group provides equipment leasing services through multiple manufacturer, vendor and dealer programs, primarily to mid-sized companies. The equipment financed through this group includes high technology equipment for the electronics manufacturing service industry, such as printed circuit board assembly and test equipment. The Financial Intermediary Group purchases equipment lease transactions from third parties involved in the electronics and other industrial equipment industries. The Material Handling Group, established in 1998, provides retail equipment leasing and financing specifically for vendors and manufacturers in the material handling industry.

                  As of December 31, 1997, Copelco Capital had total assets of $2,083,256,000 compared with $1,722,212,000 as of December 31, 1996, total liabilities of $1,927,558,000 compared with $1,588,614,000 as of December 31, 1996, shareholder's equity of $155,698,000 compared with $133,598,000 as of December 31, 1996 and total revenues and net income of $253,787,000 and $32,137,000, respectively, for the year ended December 31, 1997, compared with $210,461,000 and $29,655,000, respectively, for the year ended December 31, 1996.

                  Since 1986, Copelco Capital and its predecessors have participated in 35 equipment lease securitizations involving the issuance of in excess of $2.7 billion in securities. Copelco Capital and its predecessors performed all servicing functions in each of these prior transactions, 16 of which remain outstanding.

                  Originations. The Business Technology Division leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States, Canada and western Europe. The Business Technology Division originates substantially all of its leases through marketing programs which are directed at major manufacturers and various distributors of copier equipment (each, a "Vendor") with the balance obtained through new leases with existing lessees and referrals. The Business Technology Division establishes both formal and informal relationships with Vendors, several of which provide Copelco Capital with a right of first refusal on all equipment leases with the Vendor's customers. This arrangement provides the division with a steady flow of lease referrals from Vendors which frequently use lease financing as a marketing tool. In the majority of these vendor programs, Copelco Capital generally owns the equipment subject to each lease and bills and collects lease payments in its own name. For some select private label vendor programs, Copelco Capital will bill and collect in the vendor's name.

                  The Business Technology Division also offers a cost per copy program ("Cost per Copy"), introduced in late 1990, pursuant to which lessees pay a fixed monthly payment (the "Fixed Payment") for which they are allowed a certain minimum monthly copy usage. The monthly Fixed Payment represents equipment financing (the "Equipment Financing Portion") and a monthly maintenance charge (the "Maintenance Charge"). Copelco Capital funds the Vendors on the basis of the Equipment Financing Portion of the Fixed Payment and remits the Maintenance Charge to the Vendors as it is collected every month. Copelco Capital calculates usage monthly using automated dialed-in copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital bills the lessee incremental charges for the excess copy usage ("Excess Copy Charge"). This Excess Copy Charge is remitted to the Vendors upon collection by Copelco Capital. Only the Equipment Financing Portion will be included in the Discounted Present Value of the Leases.

                  Vendors may choose to use a Copelco Capital lease form or they may use their own lease agreement. In either case, the credit approval remains with Copelco Capital. Lease documents for all leasing programs are either identical to Copelco Capital's standard lease documents or are reviewed by Copelco Capital to ensure substantial compliance with its standard terms. Terms of Copelco Capital's lease documents are standard for virtually all leases, as is documentation for virtually all private label programs.

                  The Healthcare Division provides a range of leasing services for the financing of healthcare equipment with emphasis on the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Division originates leases through five sales groups: National Accounts, Medical Business, Vendor Services, Home Care, and Ambulatory Care.

                  The National Accounts sales group solicits contractual arrangements with major medical equipment manufacturers and distributors throughout the United States. These contracts usually give Copelco exclusive rights to handle the financing needs of the manufacturers' customers. Most manufacturers are publicly-held or subsidiaries of international medical conglomerates.

                  The Medical Business sales group provides leasing services directly to hospitals and to physician group practices rather than through vendors or manufacturers. The Medical Business marketing unit operates Copelco Capital's Hospital Instant Lease Line ("HILL") program which grants hospitals a pre-approved line of credit for the leasing of medium-ticket medical equipment such as computed tomography scanners, radiographic and other imaging equipment, laboratory and patient monitoring systems.

                  The Vendor Services sales group solicits exclusive contractual arrangements and informal non-exclusive arrangements with local and regional vendors. Such vendors sell medical equipment to physician group medical practices and to individual physicians who finance the acquisition of the equipment by leasing it from Copelco Capital. The Vendor Services marketing unit operates Copelco Capital's Physician's Instant Lease Line ("PILL") program, which grants individual physicians and physician group practices a pre-approved line of credit for use in leasing small- and medium-ticket medical equipment.

                  The Home Care Sales group leases durable medical equipment such as respiratory care equipment, patient monitoring devices and medication delivery systems for use by people who are being treated on an out-patient or in-home basis for either temporary or chronic health problems. Lessees are typically wholesalers, distributors and service providers that rent the equipment to patients who are reimbursed for the rental payments by their health care insurers.

                  The Ambulatory Care sales group provides equipment leasing to out-patient sites providing healthcare services such as diagnostic imaging, surgical procedures and radiation therapy. Customers range from start-up centers (typically managed by established organizations) to publicly-held companies. Transactions may involve new equipment or refinancing of existing equipment, often in conjunction with expansion or upgrading.

                  In addition to making fixed payments with respect to certain health care equipment leases, lessees may pay incremental monthly charges to the extent the scan usage exceeds the monthly scan allowance ("Fee Per Scan Charges"). Fee Per Scan Charges will not be included in the Discounted Present Value of the Leases. The Fee Per Scan Charges are remitted to the Vendors upon collection by Copelco Capital.

                  The Commercial & Industrial Division: The Electronics Manufacturing Group and the Financial Intermediary Group provide equipment leasing services primarily to mid-sized companies. Since early 1993, the division has focused on marketing through manufacturers and distributors in the electronics manufacturing service industry. Currently, approximately 90% of the leases originated by this division relate to the electronics manufacturing service industry and approximately 10% represents machine tools and other production equipment. The Material Handling Group originates a majority of its business through its relationship with distributors of material handling equipment. The Material Handling Group establishes both formal and informal relationships with vendors, manufacturers, and distributors of material handling equipment and provides retail leasing and financing for the end-user customers.

                  Credit Review. Copelco Capital, in conjunction with the parent holding company, provides organizational oversight for investment/risk management policy, compliance, credit underwriting and due diligence standards, and coordinates portfolio concentration guidelines and credit personnel training for each of its Divisions. Within the parameters established by Copelco Capital, each Division tailors its underwriting policies to reflect their unique customers and markets.

                  Certain credit requests are evaluated under credit scoring models utilized by Copelco Capital. All credit requests not subject to automated credit scoring must be underwritten by a credit officer. Applicants declined by credit scoring may be reviewed by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Credit approval limits, applicable to single transaction size and individual lessee exposure, are also assigned to assistant credit managers, group credit officers, the president of Copelco Capital, and the chief credit officer of Copelco Capital. In general, transactions in excess of $2,000,000 must be approved by the senior management of Copelco Financial.

                  Business Technology Division: Prior to a lease being approved by the Business Technology Division, the vendor's sales personnel are required to obtain from the prospective lessee historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

                  Credit data are submitted for credit review in Mahwah, New Jersey and Moberley, Missouri for copiers and Mahwah, New Jersey for computers. Credit review is performed and lease approvals are given at these locations, utilizing a computer system designed to handle applications which are telephoned or telecopied from vendors. Using the computer system, the applicant's credit is investigated and a credit decision is made.

                  Lessee evaluation includes an analysis of credit payment history, business structure, banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than approximately $50,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors. Potential lessees should generally have been in business for at least two years and a minimum of two trade references are required.

                  The Business Technology Division has also implemented an automated credit scoring system. The system, designed by Dun & Bradstreet specifically for the Business Technology Division, was in development over a two-year period and was formally implemented on January 4, 1994. The system utilizes various filters for adapting "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history (by SIC code), Vendor and state. The model is consistent with the Business Technology Division's traditional credit decision-making criteria (i.e., Dun & Bradstreet data, consumer credit bureau information, and bank and trade references).

                  Healthcare Division: For leases originated by the Medical Business sales group, full financial statements are required for credit review, and a thorough history of past payment patterns is examined. Other items such as a hospital's location, utility to its community and ownership (public or private) are also considered. Certain of these transactions are credit scored under HILL credit scoring parameters. The HILL credit scoring parameters include, without limitation, the number of beds of the potential lessee, its occupancy rate and Dun & Bradstreet Information Services ("Dun & Bradstreet") financial highlight information.

                  Certain of the leases originated by the Vendor Services group are credit scored under PILL credit scoring parameters. The PILL credit scoring parameters include, without limitation, the length of time in practice of the potential lessee, the potential lessee's medical specialty and a consumer bankruptcy predictor model acquired by Copelco Capital. The credit review process for physicians is similar to that of personal lending because the lessees are predominantly individual physicians (or groups of physicians). Many of the leases to physicians have personal guarantees associated with them and spousal guarantees as well. Lessees are not required, however, to give Copelco Capital liens on property. The predominant reason for delinquencies in such leases is cash flow deficiencies and, to a lesser extent, death of the lessee, in which case settlement with the lessee's estate can take several months. Such leases are typically processed under the PILL program. For inexpensive equipment, credit review of physician lessees involves analysis of credit bureau reports, bank references, duration of practice and medical specialty. For more expensive equipment, the credit review involves analysis of personal income tax returns and financial statements of the practice in addition to credit bureau reports and bank references. There is also a focus on the length of time that the physician has maintained his or her private practice.

                  The PILL and the HILL programs afford Copelco Capital the ability to analyze physician, physician group practice and hospital credit quality in advance of the lease decision, thus providing a means by which physicians in certain medical specialties and certain hospitals may be pre-approved for a leasing line of credit. They also provide rapid turnaround of a specific application when it is submitted

                  National Accounts, Home Health and Ambulatory Care generally utilize a combination of transactional credit analysis and credit scoring. Transactions not eligible for credit scoring are reviewed by the Healthcare Division's credit staff under the supervision of a senior credit officer.

                  Commercial & Industrial Division: In the Electronic Manufacturing Group and Financial Intermediary Group, all credit decisions are made by credit analysts. Credit scoring is not used. In general, transactions in excess of $50,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, Dun & Bradstreet reports, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require the financial disclosure and personal guaranty of the principals. Consideration will also be given to the value of the equipment securing the transaction, based upon a review by the Group's Asset Management department. An approval might contain restrictive conditions, including, but not limited to, a reduced term, guaranties, security deposits, down payments, or a letter of credit.

                  The Material Handling Group utilizes a credit review system similar to and based upon that of the Business Technology Division. The majority of business originates through dealer/vendor networks, with retail and wholesale credit applications submitted via fax. The assessment of creditworthiness is determined through both automated systems and credit officer analysis with emphasis on the following factors: time in business, financial strength, payment/credit history, transaction structure, collateral and industry outlook.

                  The evaluation of creditworthiness for retail end-user customers will be accomplished through a modified version of the Business Technology Division's credit scoring model, in which the filters and scoring thresholds are adapted to the needs of the Material Handling Group. Retail lease applicants will generally have been in business for at least two years with evidence of satisfactory bank and/or comparable secured lender references. Consumer credit bureau reports will be obtained if individual guarantors or sole proprietors are considered in the transaction.

                  The terms of the Leases originated by each of the Divisions require the lessees to maintain the equipment and install it at a place of business approved by Copelco Capital. Delivery, transportation, repairs and maintenance are obligations of lessees, and lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Any lease payment defaults permit Copelco Capital to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to Copelco Capital in good working order unless the lease is renewed or the leased equipment is purchased by the lessee.

                  Collections. Collection procedures have been instituted by Copelco Capital and are uniformally utilized throughout Copelco Capital's Divisions. A late charge is generally assessed to lessees 6 days after the payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

                  Generally, on the day on which a Lease becomes 10 days delinquent, Copelco Capital's credit and collection review system automatically generates a computerized late notice which is sent directly to the lessee. When an account becomes 30 days past due, a default letter is generally sent out to the lessee and to anyone providing personal guarantees on the Leases. An acceleration letter is sent to all lessees and guarantors when a Lease becomes 45 days past due, as circumstances warrant. Telephone contact will be continued throughout the delinquency period. Accounts which become over 90 days past due are subject to repossession of Equipment and action by collection agencies and attorneys. Prior to being written down (which is generally prior to the lease being 123 days delinquent), each lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the lessee.

                  Sales and Servicing Agreement. Copelco Capital will enter into an agreement (the "Sales and Servicing Agreement") with the Issuer and the Sponsor, pursuant to which Copelco Capital will, among other things, service the Leases, make Servicer Advances and forward Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges to Vendors. In the Sales and Servicing Agreement, Copelco Capital will make certain representations and warranties regarding the Leases and the Equipment. In the event that (a) any of such representations and warranties made by Copelco Capital proves at any time to have been inaccurate in any material respect as of the Issuance Date or (b) any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by Copelco Capital (other than any such action or inaction of Copelco Capital, when acting as Servicer, in connection with the enforcement of any Lease (other than an Early Lease Termination) in a manner consistent with the provisions of the Sales and Servicing

Agreement) or any claim by any Lessee against Copelco Capital and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which Copelco Capital is given notice thereof by the Issuer or the Indenture Trustee or the date on which Copelco Capital otherwise first has notice thereof, Copelco Capital will repurchase such Lease (a "Warranty Lease") and the Equipment subject thereto by paying to the Indenture Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of such 30-day period, an amount at least equal to the Discounted Present Value of such Lease plus any amounts previously due and unpaid thereon. In the alternative, subject to the satisfaction of certain requirements set forth in the Sales and Servicing Agreement, Copelco Capital will have the option to substitute one or more Substitute Leases for such Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments, Termination Payments or Booked Residual Value under any Lease shall be deemed to be material. "Booked Residual Value" means the amount booked by Copelco Capital as expected to be realized upon scheduled termination of a Lease through sale or other disposition of the related Equipment.

                  Servicing Fee. The Servicing Fee with respect to the Notes will be paid monthly on the Payment Date from amounts in the Collection Account and will be calculated by multiplying one-twelfth of 0.75% times the Discounted Present Value of the Performing Leases, as of the prior Payment Date.

                  The Servicing Fee will be paid to the Servicer for servicing the Series Pool and for certain administrative expenses in connection with the Notes, including Indenture Trustee Fees and Owner Trustee fees.


                            FORMATION OF THE ISSUER
General

                  The Issuer, Copelco Capital Funding Trust 1998-A, is a business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Issuer will have had no assets or obligations and no operating history. Upon formation, the Issuer will not engage in any business activity other than (i) acquiring, holding and pledging the Leases and related interests and property related thereto, (ii) issuing the Securities and (iii) distributing payments thereon.

The Owner Trustee

                  Wilmington Trust Company, which will serve as the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

Indenture Trustee

                  Manufacturers and Traders Trust Company, the Indenture Trustee under the Indenture, is a New York banking corporation and its principal offices are located at One M&T Plaza, Buffalo, New York 14203.

Trust Funds

                  The Trust Funds will consist of a pool (the "Series Pool") of healthcare, manufacturing and business equipment lease contracts (the "Lease Contracts"), including payments due thereunder (the "Lease Receivables", together with the Lease Contracts, the "Leases") and certain interest in the related leased equipment (the "Equipment") acquired or originated by Copelco Capital and transferred to the Sponsor, then in turn to the Issuer. The Trust Funds will, in addition, include the funds on deposit in Collection Account and the Reserve Account.

                           DESCRIPTION OF THE NOTES

                  The Notes will be issued pursuant to the Indenture (the "Indenture") between the Issuer and Manufacturers and Traders Trust Company, as indenture trustee (the "Indenture Trustee"). The following statements with respect to the Notes are subject to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference.

                  General. The Offered Notes represent secured debt obligations of the Issuer secured by the Trust Fund, and the privately placed Class E Notes represent subordinated debt obligations of the Issuer only secured by the Trust Fund as provided in the related Indenture. Neither represents an interest in or recourse obligation of Copelco Capital or any of its other affiliates other than the Issuer. The Issuer is a Delaware business trust with limited assets. Consequently, Noteholders must rely solely upon the Leases, the interests in the Equipment, funds on deposit in the Collection Account and the Reserve Account, for payment of principal of and interest on the Offered Notes.

                  The Initial Principal Amount of the Notes shall be equal to the Discounted Present Value of the Leases as of the Cut-Off Date. Such Discounted Present Value of the Leases, at any given time, shall equal the future remaining scheduled payments from the related Leases (including Non-Performing Leases), discounted at the Discount Rate, as set forth in the Indenture.

                  Each Note will bear interest from the Issuance Date at the applicable Interest Rate, calculated on the basis of a year of 360 days comprised of twelve 30-day months, except in the case of the Class A-1 Notes, which interest will be calculated on the basis of a year of 360 days and the actual number of days in such Interest Accrual Period, payable on the fifteenth day of each month (or if such day is not a business day the next succeeding business day), to the person in whose name the Note was registered at the close of business on the preceding Record Date. Principal will be payable as set forth under "Distributions on Notes." Notes may be presented to the corporate trust office of the Indenture Trustee for registration of transfer or exchange (Section 2.03). Notes may be exchanged without a service charge, but the Issuer may require payment to cover taxes or other governmental charges (Section 2.03).

                  Book-Entry Registration. Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders may hold their notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

                  Cede, as nominee for DTC, will hold the global Class A Note or Notes, global Class B Note or Notes, global Class C Note or Notes and the global Class D Note or Notes. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for Cedel, and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

                  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

                  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

                  Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Notes, see "Material Federal Income Tax Considerations."

                  Offered Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Offered Noteholders will receive all distributions of principal and interest on the Offered Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Offered Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only Noteholder of the Offered Notes will be Cede, as nominee of DTC, and that holders of beneficial interests in the Offered Notes, under the Indenture will only be permitted to exercise rights under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

                  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.

                  DTC has advised the Issuer that it will take any action permitted to be taken by a Class A Noteholder, Class B Noteholder, Class C Noteholder or Class D Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes, Class B Notes, Class C Notes or Class D Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to the applicable Offered Notes that conflict with other of its actions with respect thereto.

                  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Distributions with respect to Offered Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

                  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                  Definitive Notes. The Offered Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC (Section 2.06).

                  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Offered Noteholders under the related Indenture (the "Holders") (Section 2.07). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

                  Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register Upon at least 10 days' notice to Noteholders for such Class; however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

                  Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith (Section 2.03(e)).

                  Collection Account. The Indenture Trustee will establish and maintain an Eligible Account (the "Collection Account") into which the Servicer will deposit all Lease Payments, Casualty Payments, Termination Payments and recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted a Substitute Lease for such Non-Performing Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined herein) on or in respect of each Lease included in the Series Pool within two Business Days of receipt thereof; provided that Residual Realizations will not be deposited in the Collection Account. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a Lease received and so deposited in the Collection Account shall constitute property of the Issuer, securing payments on the related Notes (Section 3.02(a)).

                  An "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to the Rating Agency, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Indenture Trustee.

                  A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

                  A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation any Maintenance Charges), or other specific charges, (including, without limitation, any Excess Copy Charges and Fee Per Scan Charges), shall not be Lease Payments hereunder.

                  A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

                  The Indenture Trustee shall deposit the following funds into the Collection Account (Section 3.03(a)), which funds received on or prior to the related Determination Date with respect to the related Due Period, including any funds deposited into the Collection Account from the Reserve Account, shall be available for distribution ("Available Funds"), pursuant to the Indenture, on the next succeeding Payment Date:

                    a) Lease Payments due during the prior Due Period (net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges);

                    b) recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted Substitute Leases for such Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

                    c) late charges received on delinquent Lease payments not advanced by the Servicer;

                    d) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties to the extent Copelco Capital has not substituted Substitute Leases for such Leases other than Residual Warranty Payments;

                    e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;

                    f)   Casualty Payments other than Residual Casualty
                         Payments;

                    g)   Servicer Advances;

                    h) Termination Payments to the extent the Issuer does not reinvest such Termination Payments in Additional Leases other than Residual Prepayments; and

                    i) to the extent there occurs an Available Funds Shortfall, funds, if any, on deposit in the Reserve Account.

                  Available Funds will not include Residual Realizations.


                  Reserve Account. The Indenture Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Closing Date, the Issuer will make an initial deposit in an amount equal to 1% of the Discounted Present Value of the Leases as of the Cut-Off Date into the Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay the amounts owing the Servicer, Interest Payments on the Notes and the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payments and the Class E Principal Payments (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall"), the Indenture Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer (Section 3.05(c)).

                  Distributions on Notes. Payments on the Notes will commence on August 17, 1998. On or before the fifth day prior to each Payment Date (or the preceding business day, if such day is not a business day) (each, a "Determination Date"), the Servicer will determine the Available Funds and the Required Payments.

                  For each Payment Date, the interest due with respect to the Notes will be the interest that has accrued on such Notes since the last Payment Date, or, in the case of the first Payment Date, since the Issuance Date, at the applicable Interest Rates applied to the Outstanding Principal Amount of each Class, after giving effect to payments of principal to Noteholders on the preceding Payment Date, plus all previously accrued and unpaid interest on the Notes (the "Interest Payments") (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the Indenture Trustee to make required payments of principal and interest on the related Notes (Section 3.03(b)).

                  For each Payment Date, Principal Payments due with respect to the Class A Notes, the Class B Notes, Class C Notes, Class D Notes and the Class E Notes will be the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes until the Outstanding Principal Amount of each Class has been reduced to zero (Section 3.03(b)).

                  Unless an Event of Default and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):


                    (a)  to pay the Servicing Fee;

                    (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;

                    (c) to make Interest Payments, owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

                    (d)  to make Interest Payments on the Class B Notes;

                    (e)  to make Interest Payments on the Class C Notes;

                    (f)  to make Interest Payments on the Class D Notes;

                    (g)  to make Interest Payments on the Class E Notes;

                    (h) to make the Class A Principal Payment to (i) the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, and finally (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

                    (i) to make the Class B Principal Payment to the Class B Noteholders;

                    (j) to make the Class C Principal Payment to the Class C Noteholders;

                    (k) to make the Class D Principal Payment to the Class D Principal Noteholders;

                    (l) to make the Class E Principal Payment to the Class E Principal Noteholders;

                    (m) to pay the Additional Principal, if any, as an additional reduction of principal, to the Class A Noteholders then receiving the Class A Principal Payment, until the Outstanding Principal Amount as provided in Clause (h) above on all of the Class A Notes has been reduced to zero, then to Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, then to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero, and finally to the Class E Noteholders, until the Outstanding Principal Amounts on the Class E Notes has been reduced to zero;

                    (n) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

                    (o)  to the Issuer, the balance, if any.

                  Advances by the Servicer. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Indenture Trustee an amount sufficient to cover delinquencies on all Leases with respect to the prior Due Period. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Distribution on Notes" above.

                  Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 5% of the Discounted Present Value of the Leases as of the Cut-Off Date (Sections 2.01 and 1.06.). The Issuer will give notice of such redemption to each Noteholder and the Indenture Trustee at least 30 days before the Payment Date fixed for such prepayment Upon deposit of funds necessary to effect such redemption, the Indenture Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption. See "Description of the Notes--Redemption."


                  Events of Default and Notice Thereof. The following events will be defined in the Indenture as "Events of Default" with respect to the
Notes:

                    (a) default in making Interest Payments when such become due and payable;

                    (b) default in making Principal Payments at Stated Maturity; or

                    (c) insolvency or bankruptcy events relating to the Issuer. (Section 6.01)

                  The Indenture will provide that the Indenture Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods) (Sections 6.03 and 7.02).

                  If an Event of Default occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. The Indenture Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the related Leases and Equipment unless such sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes unless directed to do so by the holders of 66 2/3% of the then Outstanding Principal Amount of the Notes and the Residual Notes (Section 6.03).

                  Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Indenture Trustee shall be applied in the following order of priority, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

                  First   to the payment of all costs and expenses of collection
     incurred by the Indenture Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Indenture Trustee and the Noteholders);

                  Second   if the person then acting as Servicer under the Sales
     and Servicing Agreement is not Copelco Capital or an affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to such person;

                  Third   first, to the payment of all accrued and unpaid
     interest on the Outstanding Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes pro-rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate, respectively, second to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, third, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, fourth, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class D Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class D Interest Rate, fifth to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class E Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class E Interest Rate, sixth to the payment of the Outstanding Principal Amount of the Class A-1 Notes, seventh, to the payment of the Outstanding Principal Amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes pro-rata to the date of payment thereof, eighth, to the payment of the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, ninth, to the payment of the Outstanding Principal Amount of the Class C Notes, tenth, to the payment of the Outstanding Principal Amount of the Class D Notes, eleventh, to the payment of the Outstanding Principal Amount of the Class E Note; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;

                  Fourth   to the payment of amounts due under the Residual
     Notes;

                  Fifth   to the payment of amounts then due the Indenture
     Trustee under the Indenture; and

                  Sixth   to the payment of the remainder, if any, to the Issuer
     or any other Person legally entitled thereto (Section 6.06).

                  The Issuer will be required to furnish annually to the Indenture Trustee, a statement of certain officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying such default (Section 8.09).

                  The Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes and the Residual Notes then outstanding will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee (Sections 6.12 and 6.13). The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Indenture Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs (Section 7.01(b)). Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Indenture Trustee reasonable security or indemnity(Section 6.12). Upon request of a Noteholder, the Indenture Trustee will provide information as to the outstanding principal amount of each Class of Notes and the Residual Notes.

                  Modification of the Indenture. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes and the Residual Notes then outstanding under the Indenture; but no such modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture (Section 9.02).

                  Servicer Events of Default. The following events and conditions shall be defined in the Sales and Servicing Agreement as "Servicer Events of Default":

               (a) failure on the part of the Servicer to remit to the Indenture Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Indenture Trustee under the Sales and Servicing Agreement;

               (b) so long as Copelco Capital is the Servicer, failure on the part of Copelco Capital to pay to the Indenture Trustee on the date when due, any payment required to be made by Copelco Capital pursuant to the Sales and Servicing Agreement;

               (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of certain covenants or agreements in the Sales and Servicing Agreement;

               (d) if any representation or warranty of Copelco Capital made in the Sales and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that such material breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital repurchases such Lease and Equipment in accordance with the Sales and Servicing Agreement to the extent provided therein;

               (e) certain insolvency or bankruptcy events relating to the Servicer;

               (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

               (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

                  Servicer Termination. So long as a Servicer Event of Default under the Sales and Servicing Agreement is continuing, the Indenture Trustee shall, upon the instructions of the holders of 66-2/3% in principal amount of the Notes and the Residual Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not Copelco Capital's obligations which shall survive any such termination) under the Sales and Servicing Agreement (Section 5.01). On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Sales and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Indenture Trustee pursuant to and under the Sales and Servicing Agreement and the Indenture.


                      PREPAYMENT AND YIELD CONSIDERATIONS

                  The rate of principal payments on the Notes, the aggregate amount of each interest payment on such Notes and the yield to maturity of such Notes are directly related to the rate of payments on the underlying Leases. The payments on such Leases may be in the form of scheduled payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital pursuant to the Sales and Servicing Agreement. In such event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease See "Risk Factors--Prepayments."

                  In the event a Lease becomes a Non-Performing Lease, a Warranty Lease or an Adjusted Lease, Copelco Capital will have the option to substitute for the terminated lease another of similar characteristics (a "Substitute Lease") in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases In addition, in the event of an Early Lease Termination which has been prepaid in full, Copelco Capital will have the option to transfer an additional lease of similar characteristics (an "Additional Lease"). The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of such terminated Leases. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments.

                  The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

                  The following chart sets forth the percentage of the Initial Principal Amount of the Class A, Class B, Class C, Class D, and Class E Notes which would be outstanding on the Payment Dates set forth below assuming a CPR of 0% and 12%, respectively and were calculated using the Statistical Discount Rate. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("Conditional Payment Rate") assumes that a fraction of the outstanding Series Pool is prepaid on each Distribution Date, which implies that each Lease in the Series Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract Pool. The CPR measures prepayments based on the outstanding Discounted Present Value of the Leases, after the payment of all Scheduled Payments on the Leases during such Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease payments as of the Cut-Off Date, assume that the Issuer exercises its option to redeem the Notes and assume the Issuance Date is August 10, 1998 and the first Payment Date is August 17, 1998.

                 PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNTS AT THE RESPECTIVE CPR SET FORTH BELOW
=====================================================================================================================
                                                             0% CPR
           ----------------------------------------------------------------------------------------------------------
Payment          Class A-1    Class A-2    Class A-3    Class A-4     Class B      Class C       Class D      Class E
 Date
           ----------------------------------------------------------------------------------------------------------
                     %            %            %            %            %            %             %            %
Issuance Date      100.00%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
August, 1998        91.87%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
September, 1998     83.67%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
October, 1998       75.34%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
November, 1998      67.02%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
December, 1998      58.69%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
January, 1999       50.25%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
February, 1999      41.82%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
March, 1999         33.39%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
April, 1999         24.93%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
May, 1999           16.48%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
June, 1999           8.06%       100.00%      100.00%      100.00%      100.00%      100.00%       100.00%      100.00%
July, 1999           0.00%        99.28%      100.00%      100.00%       99.84%       99.84%        99.84%       99.84%
August, 1999         0.00%        84.35%      100.00%      100.00%       96.49%       96.49%        96.49%       96.49%
September, 1999      0.00%        69.40%      100.00%      100.00%       93.13%       93.13%        93.13%       93.13%
October, 1999        0.00%        54.33%      100.00%      100.00%       89.74%       89.74%        89.74%       89.74%
November, 1999       0.00%        39.33%      100.00%      100.00%       86.37%       86.37%        86.37%       86.37%
December, 1999       0.00%        24.37%      100.00%      100.00%       83.02%       83.02%        83.02%       83.02%
January, 2000        0.00%         9.29%      100.00%      100.00%       79.63%       79.63%        79.63%       79.63%
February, 2000       0.00%         0.00%       96.55%      100.00%       76.26%       76.26%        76.26%       76.26%
March, 2000          0.00%         0.00%       87.53%      100.00%       72.89%       72.89%        72.89%       72.89%
April, 2000          0.00%         0.00%       78.46%      100.00%       69.51%       69.51%        69.51%       69.51%
May, 2000            0.00%         0.00%       69.45%      100.00%       66.15%       66.15%        66.15%       66.15%
June, 2000           0.00%         0.00%       60.57%      100.00%       62.84%       62.84%        62.84%       62.84%
July, 2000           0.00%         0.00%       51.81%      100.00%       59.57%       59.57%        59.57%       59.57%
August, 2000         0.00%         0.00%       43.32%      100.00%       56.41%       56.41%        56.41%       56.41%
September, 2000      0.00%         0.00%       35.01%      100.00%       53.31%       53.31%        53.31%       53.31%
October, 2000        0.00%         0.00%       26.91%      100.00%       50.29%       50.29%        50.29%       50.29%
November, 2000       0.00%         0.00%       19.08%      100.00%       47.37%       47.37%        47.37%       47.37%
December,  2000      0.00%         0.00%       11.54%      100.00%       44.56%       44.56%        44.56%       44.56%
January, 2001        0.00%         0.00%        4.20%      100.00%       41.82%       41.82%        41.82%       41.82%
February, 2001       0.00%         0.00%        0.00%       97.38%       39.20%       39.20%        39.20%       39.20%
March, 2001          0.00%         0.00%        0.00%       91.18%       36.70%       36.70%        36.70%       36.70%
April, 2001          0.00%         0.00%        0.00%       85.27%       34.32%       34.32%        34.32%       34.32%
May, 2001            0.00%         0.00%        0.00%       79.70%       32.08%       32.08%        32.08%       32.08%
June, 2001           0.00%         0.00%        0.00%       74.45%       29.97%       29.97%        29.97%       29.97%
July, 2001           0.00%         0.00%        0.00%       69.46%       27.96%       27.96%        27.96%       27.96%
August, 2001         0.00%         0.00%        0.00%       64.69%       26.04%       26.04%        26.04%       26.04%
September, 2001      0.00%         0.00%        0.00%       60.03%       24.16%       24.16%        24.16%       24.16%
October, 2001        0.00%         0.00%        0.00%       55.47%       22.33%       22.33%        22.33%       22.33%
November, 2001       0.00%         0.00%        0.00%       51.08%       20.56%       20.56%        20.56%       20.56%
December, 2001       0.00%         0.00%        0.00%       46.79%       18.83%       18.83%        18.83%       18.83%
January,  2002       0.00%         0.00%        0.00%       42.55%       17.13%       17.13%        17.13%       17.13%
February, 2002       0.00%         0.00%        0.00%       38.49%       15.49%       15.49%        15.49%       15.49%
March, 2002          0.00%         0.00%        0.00%       34.54%       13.90%       13.90%        13.90%       13.90%
April, 2002          0.00%         0.00%        0.00%       30.06%       12.39%       13.90%        13.90%       13.90%
May, 2002            0.00%         0.00%        0.00%       25.59%       12.39%       13.90%        13.90%       13.90%
June, 2002           0.00%         0.00%        0.00%       21.32%       12.39%       13.90%        13.90%       13.90%
July, 2002           0.00%         0.00%        0.00%       17.37%       12.39%       13.90%        13.90%       13.90%
August, 2002         0.00%         0.00%        0.00%        0.00%        0.00%        0.00%         0.00%        0.00%
WEIGHTED
AVERAGE
LIFE(1)(YEARS)
 To Call:             0.47         1.25         2.00         3.34         2.38         2.38          2.38         2.38
To  Maturity:         0.47         1.25         2.00         3.37         2.44         2.46          2.47         2.49


(1) The weighted average life of a Class A Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.


                   PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNTS AT THE RESPECTIVE CPR SET FORTH BELOW
========================================================================================================================
                                                               12% CPR
                  ---------------------------------------------------------------------------------------------------------
Payment Date         Class A-1     Class A-2    Class A-3     Class A-4     Class B       Class C      Class D      Class E
                  ---------------------------------------------------------------------------------------------------------
                        %            %            %            %            %             %            %            %
Issuance Date          100.00%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
August, 1998            88.24%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
September, 1998         76.61%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
October, 1998           65.08%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
November, 1998          53.76%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
December, 1998          42.63%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
January, 1999           31.61%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
February, 1999          20.79%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
March, 1999             10.17%      100.00%      100.00%        100.00%     100.00%       100.00%      100.00%       100.00%
April, 1999              0.00%       99.49%      100.00%        100.00%      99.88%        99.88%       99.88%        99.88%
May, 1999                0.00%       81.30%      100.00%        100.00%      95.80%        95.80%       95.80%        95.80%
June, 1999               0.00%       63.48%      100.00%        100.00%      91.80%        91.80%       91.80%        91.80%
July, 1999               0.00%       45.93%      100.00%        100.00%      87.86%        87.86%       87.86%        87.86%
August, 1999             0.00%       28.79%      100.00%        100.00%      84.01%        84.01%       84.01%        84.01%
September, 1999          0.00%       11.95%      100.00%        100.00%      80.23%        80.23%       80.23%        80.23%
October, 1999            0.00%        0.00%       97.18%        100.00%      76.49%        76.49%       76.49%        76.49%
November, 1999           0.00%        0.00%       87.39%        100.00%      72.84%        72.84%       72.84%        72.84%
December, 1999           0.00%        0.00%       77.80%        100.00%      69.26%        69.26%       69.26%        69.26%
January, 2000            0.00%        0.00%       68.34%        100.00%      65.74%        65.74%       65.74%        65.74%
February, 2000           0.00%        0.00%       59.08%        100.00%      62.28%        62.28%       62.28%        62.28%
March, 2000              0.00%        0.00%       50.02%        100.00%      58.90%        58.90%       58.90%        58.90%
April, 2000              0.00%        0.00%       41.09%        100.00%      55.58%        55.58%       55.58%        55.58%
May, 2000                0.00%        0.00%       32.39%        100.00%      52.33%        52.33%       52.33%        52.33%
June, 2000               0.00%        0.00%       23.95%        100.00%      49.18%        49.18%       49.18%        49.18%
July, 2000               0.00%        0.00%       15.77%        100.00%      46.13%        46.13%       46.13%        46.13%
August, 2000             0.00%        0.00%        7.95%        100.00%      43.22%        43.22%       43.22%        43.22%
September, 2000          0.00%        0.00%        0.43%        100.00%      40.41%        40.41%       40.41%        40.41%
October, 2000            0.00%        0.00%        0.00%         93.70%      37.72%        37.72%       37.72%        37.72%
November, 2000           0.00%        0.00%        0.00%         87.32%      35.15%        35.15%       35.15%        35.15%
December, 2000           0.00%        0.00%        0.00%         81.27%      32.71%        32.71%       32.71%        32.71%
January, 2001            0.00%        0.00%        0.00%         75.47%      30.38%        30.38%       30.38%        30.38%
February, 2001           0.00%        0.00%        0.00%         69.99%      28.18%        28.18%       28.18%        28.18%
March, 2001              0.00%        0.00%        0.00%         64.84%      26.10%        26.10%       26.10%        26.10%
April, 2001              0.00%        0.00%        0.00%         60.00%      24.15%        24.15%       24.15%        24.15%
May, 2001                0.00%        0.00%        0.00%         55.48%      22.33%        22.33%       22.33%        22.33%
June, 2001               0.00%        0.00%        0.00%         51.28%      20.64%        20.64%       20.64%        20.64%
July, 2001               0.00%        0.00%        0.00%         47.33%      19.05%        19.05%       19.05%        19.05%
August, 2001             0.00%        0.00%        0.00%         43.62%      17.56%        17.56%       17.56%        17.56%
September,  2001         0.00%        0.00%        0.00%         40.05%      16.12%        16.12%       16.12%        16.12%
October, 2001            0.00%        0.00%        0.00%         36.61%      14.74%        14.74%       14.74%        14.74%
November, 2001           0.00%        0.00%        0.00%         33.36%      13.43%        13.43%       13.43%        13.43%
December, 2001           0.00%        0.00%        0.00%         29.57%      13.43%        13.43%       13.43%        13.43%
January, 2002            0.00%        0.00%        0.00%         25.90%      13.43%        13.43%       13.43%        13.43%
February, 2002           0.00%        0.00%        0.00%         22.44%      13.43%        13.43%       13.43%        13.43%
March, 2002              0.00%        0.00%        0.00%         19.13%      13.43%        13.43%       13.43%        13.43%
April, 2002              0.00%        0.00%        0.00%         15.98%      13.43%        13.43%       13.43%        13.43%
May, 2002                0.00%        0.00%        0.00%          0.00%       0.00%         0.00%        0.00%         0.00%
June, 2002               0.00%        0.00%        0.00%          0.00%       0.00%         0.00%        0.00%         0.00%
July, 2002               0.00%        0.00%        0.00%          0.00%       0.00%         0.00%        0.00%         0.00%
August, 2002             0.00%        0.00%        0.00%          0.00%       0.00%         0.00%        0.00%         0.00%
   WEIGHTED
   AVERAGE
LIFE(1)(YEARS)
To Call:                 0.34         0.96         1.65          2.97         2.05          2.05         2.05         2.05
To Maturity:             0.34         0.96         1.65          3.01         2.12          2.13         2.14         2.16






(1) The weighted average life of a Class A Note, Class B Note, Class C Note, Class D Note, and Class E Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Offered Note by the number of years from the Issuance Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Amount.

                            SECURITY FOR THE NOTES

                  General. Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected both by filing UCC financing statements against the Issuer and Copelco Capital and by taking possession of the respective Lease documents, (b) a security interest in the related Equipment owned by the Issuer and an assignment of the Issuer's security interest in such Equipment subject to Nominal Buy-Out Leases, which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below) and (c) all funds in the Collection Account and the Reserve Account.

                             THE INDENTURE TRUSTEE

                  Manufacturers and Traders Trust Company will be the Indenture Trustee under the Indenture. Copelco Capital, as Seller or Servicer, and its affiliates may from time to time enter into normal banking and Indenture Trustee relationships with the Indenture Trustee and its affiliates. The Indenture Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Indenture Trustee shall have the power to appoint a co-Indenture Trustee or a separate Indenture Trustee under the Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly, or in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate Indenture Trustee or co-Indenture Trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

                  The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Indenture Trustee. The Issuer may also remove each Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of a Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                               THE OWNER TRUSTEE

Wilmington Trust Company, which will serve as the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                  CERTAIN LEGAL MATTERS AFFECTING A LESSEE'S
                            RIGHTS AND OBLIGATIONS

                  General. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

                  The Leases are "hell or high water" leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Seller or Servicer, the Issuer, or any other person or entity whatsoever.

                  Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

                  UCC and Bankruptcy Considerations. Pursuant to the Sales and Servicing Agreement, Copelco Capital will sell the Leases to the Sponsor, make a capital contribution to the Sponsor of Equipment owned by Copelco Capital and subject to the Leases, and assign its security interests in the Equipment subject to Nominal Buy-Out Leases. The Sponsor will in turn transfer its interests in the Leases and Equipment to the Issuer. Copelco Capital will warrant that each of the transfer of the Leases from Copelco Capital to the Sponsor and from the Sponsor to the Issuer is an absolute assignment, that the contributions of its rights in the Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment, subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Indenture Trustee and UCC Financing Statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Indenture Trustee will be filed in favor of the Issuer or the Indenture Trustee in the Filing Locations. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Seller or Servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.Css.ss. 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

                  In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

                  These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

                  The following is a general discussion of material federal income tax consequences to the original purchasers of the Offered Notes of the purchase, ownership and disposition of the Offered Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Offered Notes or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Offered Notes directly from the Issuer and hold the Offered Notes as capital assets.

                  The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

                  Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

                  Characterization of the Offered Notes as Indebtedness. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Offered Notes is as indebtedness for federal income tax purposes.

                  Although it is the opinion of Tax Counsel that the Offered Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Offered Notes will prevail. If the Offered Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Offered Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Offered Notes.

                  If, alternatively, the Offered Notes were treated as an equity interest in the Issuer, distributions on the Offered Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Offered Notes probably would be treated as dividend income to those holders. Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Offered Notes.

                  Taxation of Interest Income of Noteholders. If characterized as indebtedness, interest on the Offered Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Interest received on the Offered Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

                  Original Issue Discount. It is not anticipated that the Offered Notes will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Note multiplied by its expected weighted average life.

                  Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such
Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

                  The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

                  Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

                  Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history of the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

                  Sale or Exchange of Offered Notes. If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

                  Backup Withholding with Respect to Offered Notes. Payments of interest and principal, together with payments of proceeds from the sale of Offered Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                  Foreign Investors in Offered Notes Certain U.S. Federal Income Tax Documentation Requirements. A beneficial owner of Offered Notes holding securities through CEDEL of Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Offered Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificates of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificates). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 Form 1001 may be filed by Certificate Owners or their agent.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Owner of a Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

                  On April 22, 1996 the IRS issued proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

                  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Offered Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Notes.

                  State, Local and Other Taxes. Investors should consult their own tax advisors regarding whether the purchase of the Offered Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

                  THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.

                             ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Offered Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

                  Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Offered Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. ss. 2510.3101 (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Offered Notes are treated as indebtedness for such purposes, the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its respective affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers," PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23 regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

                  Insurance companies considering the purchase of the Offered Notes should also consult their own counsel as to the application of the recent decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

                  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Offered Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                                 UNDERWRITING

                  Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Issuer has agreed to sell and First Union Capital Markets, a division of Wheat Securities Inc. ("First Union Capital Markets"), Lehman Brothers and Prudential Securities Incorporated (the "Underwriters") have agreed to purchase the principal amount of the Offered Notes set forth below:



                                               Principal Amount       Principal Amount       Principal Amount    Principal Amount
      Underwriters of the Class A  Notes       of Class A-1 Notes    of Class A-2 Notes     of Class A-3 Notes  of Class A-4 Notes
      ---------------------------  -----       ------------------    ------------------     ------------------  ------------------
       First Union Capital Markets               97,257,950          45,216,416               75,076,313         81,048,292

       Lehman Brothers                           48,628,974          22,608,207               37,538,155         40,524,145

       Prudential Securities Incorporated        48,628,974          22,608,207               37,538,155         40,524,145


                  First Union Capital Markets will be the sole underwriter in connection with the Class B, Class C and Class D Notes.

                  In the Underwriting Agreement, the Underwriters have agreed to purchase the Offered Notes in the amounts set forth above, subject to the terms and conditions set forth therein. The Issuer has been advised by First Union Capital Markets, as the representative of the Underwriters, that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of .06% per Class A-1 Note, .09% per Class A-2 Note, .12% per Class A-3 Note, .15% per Class A-4 Note, .15% per Class B Note, .18% per Class C Note and .24% per Class D Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of .03% per Class A-1 Note,
 .045% per Class A-2 Note, .06% per Class A-3 Note, .075% per Class A-4 Note, .075% per Class B Note, .09% per Class C Note and .12% per Class D Note. After
the initial public offering, the public offering price may be changed.

                  The Underwriters will each represent and agree that:

                  (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

                  (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

                  The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                  The Issuer has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

                  In connection with the offering of the Offered Notes, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Notes for the purpose of stabilizing its market price. In addition, First Union, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of the other Underwriters, the selling concession with respect to the Offered Notes that it distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

                  First Union Capital Markets is serving as the placement agent for the Class E Notes and the Residual Notes.

                                 LEGAL MATTERS


                  Certain legal matters relating to the Notes will be passed upon for Copelco Capital, Inc., the Sponsor and the Issuer by Spencer N. Lempert, General Counsel of Capital Financial Services Group, Inc., and for Copelco Capital, the Sponsor, the Issuer and the Underwriter by Dewey Ballantine LLP, New York, New York.

                          RATING OF THE OFFERED NOTES

                  It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated at least "A-1+", "D-1+" and "F1+/AAA" , that the Class A-2, A-3 and A-4 Notes be rated at least "AAA", "AAA" and "AAA", that the Class B Notes be rated at least "AA", "AA+" and "AA", that the Class C Notes be rated at least "A", "A+" and "A+" and that the Class D Notes be rated at least "BBB", "BBB+" and "BBB+" by Standard & Poor's Ratings Group ("S&P"), Duff & Phelps Credit Ratings Co. ("DCR") and Fitch IBCA, Inc. ("Fitch"), respectively (each a "Rating Agency").

                  Such rating will reflect only the views of the Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the related Offered Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the Stated Maturity Date. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the Offered Noteholders.

                                INDEX OF TERMS

Term(s)                                                        Page(s)

Additional Lease................................................12, 42
Adjusted Lease......................................................12
Available Funds.................................................13, 36
Available Funds Shortfall...........................................37
Available Reserve Amount........................................16, 37
Bankruptcy Code.....................................................46
Benefit Plan........................................................50
Booked Residual Value...............................................32
Casualty............................................................36
Casualty Payment....................................................36
Cede.................................................................3
CEDEL................................................................3
Cedel Participants..................................................34
Certificates.........................................................2
Class................................................................1
Class A Initial Principal Amount.....................................5
Class A Noteholders..................................................2
Class A Notes.....................................................1, 4
Class A Percentage...................................................9
Class A Principal Payment............................................8
Class A Target Investor Principal Amount.............................9
Class A-1 Initial Principal Amount...................................5
Class A-1 Interest Rate..............................................5
Class A-1 Notes...................................................1, 4
Class A-1 Stated Maturity Date....................................2, 6
Class A-2 Initial Principal Amount...................................5
Class A-2 Interest Rate..............................................5
Class A-2 Notes...................................................1, 4
Class A-2 Stated Maturity Date....................................2, 6
Class A-3 Initial Principal Amount...................................5
Class A-3 Interest Rate..............................................5
Class A-3 Notes...................................................1, 4
Class A-3 Stated Maturity Date....................................2, 6
Class A-4 Initial Principal Amount...................................5
Class A-4 Interest Rate..............................................5
Class A-4 Notes...................................................1, 4
Class A-4 Stated Maturity Date....................................2, 6
Class B Floor........................................................9
Class B Initial Principal Amount.....................................5
Class B Interest Rate................................................5
Class B Noteholders..................................................2
Class B Notes.....................................................1, 4
Class B Percentage...................................................9
Class B Principal Payment............................................8
Class B Stated Maturity Date......................................2, 6
Class B Target Investor Principal Amount.............................9
Class C Floor........................................................9
Class C Initial Principal Amount.....................................5
Class C Interest Rate................................................5
Class C Notes.....................................................1, 4
Class C Percentage...................................................9
Class C Principal Payment............................................8

Class C Stated Maturity Date......................................2, 6
Class C Target Investor Principal Amount.............................9
Class D Floor.......................................................10
Class D Initial Principal Amount.....................................5
Class D Interest Rate................................................5
Class D Percentage...................................................9
Class D Stated Maturity Date......................................2, 6
Class D Target Investor Principal Amount.............................9
Class E Floor.......................................................10
Class E Initial Principal Amount.....................................5
Class E Interest Rate................................................5
Class E Percentage...................................................9
Class Floors........................................................10
clearing agency.....................................................33
clearing corporation................................................33
Code................................................................47
Collection Account..................................................36
Commission...........................................................3
Conditional Payment Rate............................................42
Cooperative.........................................................35
Copelco Capital......................................................6
Copelco Credit......................................................27
Copelco Financial...................................................27
Copelco Funding LLC...............................................2, 4
Copelco Leasing.....................................................27
Cost per Copy.......................................................28
Cumulative Loss Amount..............................................10
Cut-Off Date.....................................................4, 20
DCR.............................................................17, 52
Definitive Notes....................................................35
Depositaries........................................................33
Determination Date...............................................7, 37
Discount Rate........................................................5
Discounted Present Value of the Leases...............................5
Discounted Present Value of the Performing Leases....................5
Division............................................................27
DTC..................................................................3
Due Period...........................................................7
Dun & Bradstreet....................................................30
Early Lease Termination.............................................11
Eligible Account....................................................36
Equipment............................................................7
Equipment Financing Portion.........................................28
ERISA...........................................................16, 49
Euroclear............................................................3
Euroclear Operator..................................................35
Euroclear Participants..............................................35
Events of Default...................................................39
Excess Copy Charge..................................................28
Exchange Act.........................................................3
Fee Per Scan Charges................................................29
Filing Locations....................................................19
First Union Capital Markets.........................................50
Fitch...........................................................17, 52
Fixed Payment.......................................................28
HILL................................................................29

Holders.............................................................36
Indenture....................................................2, 13, 33
Indenture Trustee....................................................2
Indirect Participants...............................................33
Initial Principal Amount.............................................4
Interest Accrual Period..............................................7
Interest Payments................................................7, 37
Interest Rate........................................................5
IRS.................................................................47
Issuer............................................................2, 4
Lease Contracts......................................................7
Lease Payment.......................................................36
Lease Receivables....................................................7
Leases...............................................................7
Lessee..............................................................11
Lessees.............................................................11
Maintenance Charge..................................................28
Nominal Buy-Out.....................................................21
Nominal Buy-Out Leases..............................................18
Non-Performing Leases............................................6, 21
Non-U.S. Person.....................................................49
Notes.............................................................1, 4
Offered Noteholders..................................................3
Offered Notes.....................................................1, 4
OID.................................................................47
Original Divisions..................................................20
Outstanding Principal Amounts........................................7
Overcollateralization Balance.......................................10
Owner Trustee........................................................4
Participants........................................................33
Payment Date......................................................2, 7
PILL................................................................29
Plan Asset Regulations..............................................50
Prepayment..........................................................18
Principal Payments...................................................7
PTCE................................................................50
Rating Agency...................................................17, 52
Record Date..........................................................7
Registration Statement...............................................3
Required Payments...................................................37
Required Reserve Amount.........................................16, 37
Reserve Account.................................................16, 37
Residual Casualty Payments..........................................14
Residual Prepayments................................................14
Residual Warranty Payments..........................................14
S&P.............................................................17, 52
Sale and Servicing Agreement.........................................2
Sales and Servicing Agreement....................................6, 31
SBU.................................................................27
Securities...........................................................2
Seller............................................................2, 6
Series Pool..........................................................7
Service Advance.................................................12, 39
Servicer..........................................................2, 6
Servicer Events of Default..........................................41
Servicing Fee.......................................................13

Sponsor...........................................................2, 4
Stated Maturity Dates.............................................2, 6
Statistical Discount Rate............................................5
Statistical Discounted Present Value of the Leases...................5
Substitute Lease................................................12, 42
Tax Counsel.........................................................47
Termination Payment.................................................36
Terms and Conditions................................................35
Trust Agreement...................................................2, 4
Trust Fund...........................................................7
Trustee..........................................................7, 33
U.S. Person.........................................................49
UCC.................................................................18
Underwriters........................................................50
Underwriting Agreement..............................................50
Vendor..............................................................28
Warranty Lease..................................................12, 32

=============================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not $194,515,898 _____% Class A-1 qualified to do so to anyone to whom it is unlawful to make Lease-Backed Notes, Series 1998-A such offer or solicitation.


                      TABLE OF CONTENTS
                                                         Page

AVAILABLE INFORMATION..................................   3
REPORTS TO NOTEHOLDERS.................................   3
PROSPECTUS SUMMARY.....................................   4
RISK FACTORS...........................................  18
USE OF PROCEEDS........................................  20
THE SERIES POOL........................................  20
COPELCO CAPITAL'S UNDERWRITING AND
   SERVICING PRACTICES.................................  27
FORMATION OF THE ISSUER................................  32
DESCRIPTION OF THE NOTES...............................  33
PREPAYMENT AND YIELD
   CONSIDERATIONS......................................  41
SECURITY FOR THE NOTES.................................  45
THE INDENTURE TRUSTEE..................................  45
THE OWNER TRUSTEE......................................  45
CERTAIN LEGAL MATTERS AFFECTING A
   LESSEE'S RIGHTS AND OBLIGATIONS.....................  45
MATERIAL FEDERAL INCOME TAX
   CONSIDERATIONS......................................  46
ERISA CONSIDERATIONS...................................  49
UNDERWRITING...........................................  50
LEGAL MATTERS..........................................  52
RATING OF THE OFFERED NOTES............................  52
INDEX OF TERMS......................................... A-1

Until ____________, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================


=============================================================================


                                 $648,386,327



                                Copelco Capital
                             Funding Trust 1998-A


                        $194,515,898 _____% Class A-1
                       Lease-Backed Notes, Series 1998-A

                         $90,432,830 _____% Class A-2
                       Lease-Backed Notes, Series 1998-A

                         $150,152,623 _____% Class A-3
                       Lease-Backed Notes, Series 1998-A

                         $162,096,582 _____% Class A-4
                       Lease-Backed Notes, Series 1998-A

                          $17,062,798 _____% Class B
                       Lease-Backed Notes, Series 1998-A

                          $13,650,238 _____% Class C
                       Lease-Backed Notes, Series 1998-A

                          $20,475,358 _____% Class D
                       Lease-Backed Notes, Series 1998-A

                              ___________________

                              P R O S P E C T U S
                              ___________________


                          FIRST UNION CAPITAL MARKETS

                                LEHMAN BROTHERS


                      PRUDENTIAL SECURITIES INCORPORATED


                            Dated August ___, 1998

=============================================================================

              PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

                  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee................................       $  193,225.00
         Printing and Engraving Expenses.................           60,000.00
         Trustee's Fees..................................           30,000.00
         Legal Fees and Expenses.........................       $  175,000.00
         Blue Sky Fees and Expenses......................       $   15,000.00
         Accountants' Fees and Expenses..................           35,000.00
         Rating Agency Fees..............................          230,000.00
         Miscellaneous Fees..............................       $   30,000.00

         ................................................       =============

         Total.                                                 $  768,225.00


Item 14.  Indemnification of Directors and Officers

                  The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. The Issuer will indemnify its directors and officers to the fullest extent permitted by such law. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

                  The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the Indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the Company's business or affairs.

                  Copelco Financial Services Group, Inc. has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

                  Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16.  Exhibits and Financial Statements

             (a) Exhibits

                 1.1           --    Form of Underwriting Agreement for the
                                     Offered Notes.

                 3.1           --    Certificate of Incorporation of the Issuer.

                 3.2           --    By-laws of the Issuer.

                 3.3           --    Trust Certificate of Copelco Capital
                                     Funding Trust 1998-A

                 3.4           --    Form of Trust Agreement

                 3.5           --    Certificate of Formation of Copelco Capital
                                     Funding LLC 98-1

                 3.6           --    Limited Liability Company Agreement of
                                     Copelco Capital Funding LLC 98-1

                 4.1           --    Form of Indenture, including forms of the
                                     Notes and certain other related agreements as Exhibits thereto.

                 5.1           --    Opinion of Dewey Ballantine regarding the
                                     securities being registered.

                 8.1           --    Opinion of Dewey Ballantine regarding the
                                     tax treatment of the Notes.

                10.1           --    Form of Sales and Servicing Agreement.

                10.2           --    Form of Placement Agent Agreement.

                23.1           --    Consent of Dewey Ballantine is included in
                                     the opinion filed as Exhibit 5.1 hereto.

                24.1           --    Power of Attorney (Included on Page II-4
                                     hereof).

                25.1           --    Statement of Eligibility and Qualification
                                     of Trustee (Form T-1).


             (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

                  The undersigned Registrants hereby undertake:

                  (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on July 31, 1998.

                                    COPELCO CAPITAL FUNDING CORP. XI,
                                         Registrant

                                    By  /s/ Ian J. Berg
                                       ----------------------------------------
                                       Name:  Ian J. Berg
                                       Title: Chief Executive Officer and Acting
                                              Chief Financial Officer

                  Each person whose signature appears below constitutes and appoints Stephen W. Shippie as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-1 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated below.

             Signature               Title                            Date
             ---------               -----                            ----

           /s/ Ian J. Berg           Chairman of the Board       July 31, 1998
--------------------------------     Director
               Ian J. Berg

           /s/ John Hakemian         Director                    July 31, 1998
-------------------------------
               John Hakemian

           /s/ Tadayuki Seki         Director                    July 31, 1998
-------------------------------
               Tadayuki Seki

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on July 31, 1998.

                                COPELCO CAPITAL FUNDING LLC 98-1,
                                         Registrant

                                   By: COPELCO CAPITAL FUNDING CORP. XI,
                                         as Manager of the Registrant

                                   By  /s/ Ian J. Berg
                                      -----------------------------------------
                                       Name:  Ian J. Berg
                                       Title: Chief Executive Officer and Acting
                                              Chief Financial Officer

                  Each person whose signature appears below constitutes and appoints Stephen W. Shippie as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-1 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated below.

             Signature               Title                            Date
             ---------               -----                            ----

          /s/ Ian J. Berg            Chairman of the Board      July 31, 1998
--------------------------------     Director
              Ian J. Berg

          /s/ John Hakemian          Director                   July 31, 1998
--------------------------------
              John Hakemian

          /s/ Tadayuki Seki          Director                   July 31, 1998
--------------------------------
              Tadayuki Seki

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 31, 1998.

                                COPELCO CAPITAL FUNDING TRUST 1998-A,
                                         Registrant

                                   By  WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Owner
                                       Trustee

                                   By  /s/
                                       ---------------------------------------
                                       Name:
                                       Title:

                                EXHIBIT INDEX


  1.1       Form of Underwriting Agreement for the Offered Notes.

  3.1       Certificate of Incorporation of the Issuer.

  3.2       By-laws of the Issuer.

  3.3       Trust Certificate of Copelco Capital Funding Trust 1998-A

  3.4       Form of Trust Agreement

  3.5       Certificate of Formation of Copelco Capital Funding LLC 98-1

  3.6       Limited Liability Company Agreement of Copelco Capital Funding
            LLC 98-1

  4.1 Form of Indenture, including forms of the Notes and certain other related agreements as Exhibits thereto.

  5.1 Opinion of Dewey Ballantine regarding the securities being registered.

  8.1 Opinion of Dewey Ballantine regarding the tax treatment of the Notes.

 10.1       Form of Sales and Servicing Agreement.

 10.2       Form of Placement Agent Agreement.

 23.1 Consent of Dewey Ballantine is included in the opinion filed as Exhibit 5.1 hereto.

 24.1       Power of Attorney (Included on Page II-4 hereof).

 25.1       Statement of Eligibility and Qualification of Trustee (Form T-1).